                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                 AMENDMENT NO. 4
                                    FORM 10/A

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   PPOL, Inc.
--------------------------------------------------------------------------------
           (Exact name of the registrant as specified in its charter)

        California                                          95-4436774
-------------------------------                        ----------------------
(State or other jurisdiction of                          (I.R.S. employer
Incorporation or Organization)                          Identification no.)

One City Boulevard West Suite 870
Orange, CA                                                         92868
----------------------------------------                      ----------------
(Address of principal executive offices)                         (Zip code)

Company's Telephone number, including area code (714) 221-7250.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Names of each exchange on which
to be so registered                           each class is to be registered
----------------------                       ----------------------------------
          None                                            None

--------------------------------------------------------------------------------
Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1:  BUSINESS

A. OVERVIEW

         PPOL, Inc., a California corporation (hereinafter referred to as "PPOL") is a holding company which conducts its business primarily through its wholly owned subsidiary, AJOL Co., Ltd., a Japan corporation (sometimes hereinafter referred to as "AJOL" or "we" or "us" or "our.") AJOL is an acronym for "All Japan On Line." AJOL does not conduct any business in the United States.

         PPOL's revenues are generated primarily through its one hundred percent (100%) ownership of AJOL, which derives its revenues through the use of a multi-level network marketing and distribution system throughout Japan to sell:
(1) its "MOJICO" hardware, which is a multi-functional facsimile based machine with networking capabilities, (2) subscriptions to our proprietary "Pan Pacific Online" interactive database that can only be accessed through our Mojico hardware, and (3) various consumer products that primarily utilize AJOL's proprietary "Kamome" brand. We also generate commission revenue on sales of insurance, tickets to various events, travel packages and other sales through Pan Pacific On-Line.. Kamome brand products can only be purchased through the Pan Pacific Online network. The MOJICO hardware combines the attributes of a telephone and fax machine with full I-Mode e-mail and database search capabilities. The MOJICO hardware uses a built in liquid crystal monitor display. We hold the Japanese patent rights on the MOJICO hardware.

         Our revenues are allocated as follows:

                                                                              CONSUMER PRODUCTS
                       "MOJICO" HARDWARE          SUBSCRIPTIONS                AND COMMISSIONS                   TOTAL
                       -----------------          -------------                ---------------                   -----
                                      % of                       % of                        % of                         % of
                         Sales      total sales     Sales      total sales      Sales     total sales      Sales       total sales
-------------------- -------------- ----------- -------------- ------------ ------------- ------------ --------------- ----------
Six months ended
September 30, 2002    $52,360,236     77.62%     $6,885,031      10.21%     $8,215,354      12.17%     $67,460,621      100.0%
-------------------- -------------- ----------- -------------- ------------ ------------- ------------ --------------- ----------

Fiscal years ended
       March 31:
-------------------- -------------- ----------- -------------- ------------ ------------- ------------ --------------- ----------
         2002         $103,978,519    80.04%     $12,397,100       9.54%     $13,537,233     10.42%     $129,912,852     100.0%
-------------------- -------------- ----------- -------------- ------------ ------------- ------------ --------------- ----------
         2001         $117,015,871    82.26%     $12,236,126       8.60%     $12,998,276      9.14%     $142,250,273     100.0%
-------------------- -------------- ----------- -------------- ------------ ------------- ------------ --------------- ----------
         2000         $126,525,568    88.16%      $7,583,990       5.28%      $9,411,544      6.56%     $143,521,102     100.0%
-------------------- -------------- ----------- -------------- ------------ ------------- ------------ --------------- ----------
         1999         $122,844,073    92.56%      $2,961,332       2.23%      $6,912,462      5.21%     $132,717,857     100.0%
-------------------- -------------- ----------- -------------- ------------ ------------- ------------ --------------- ----------
         1998         $121,954,123    93.30%       $930,259        0.71%      $7,826,449      5.99%     $130,710,831     100.0%
-------------------- -------------- ----------- -------------- ------------ ------------- ------------ --------------- ----------

         An important aspect of the MOJICO hardware is that it allows users to communicate using handwritten Japanese characters, which comprise the Japanese language's phonetic alphabets, Hiragana and Katakana, as well as Kanji.

         We believe that the full texture and meaning of Kanji characters, and to a lesser extent, Hiragana and Katakana, cannot be effectively communicated through the preset fonts of a computer. Our business plan relies on the assumption that subscribers and potential subscribers believe that handwritten Moji (character) is a superior form of communication to output of preset fonts of a computer.

AJOL'S NETWORK SERVICES - PAN PACIFIC ONLINE.

         Our customers purchase the MOJICO hardware and concurrently subscribe to AJOL's facsimile based network and database - "Pan Pacific Online." Subscriptions to Pan Pacific Online are only offered through AJOL and not through our multi-level distribution system. Access to our proprietary network and database is only available to subscribers through the MOJICO hardware. The MOJICO hardware can also be used to transmit and receive faxes outside the network and to send and receive general I-Mode e-mails. Subscribers can search the network's database to find other subscribers matching their search criteria to establish interpersonal relationships, solicit categories of faxes, or to specify a group of recipients for the subscriber's faxes, among other things. We actively encourage subscribers to submit content for the database.

KAMOME PRODUCTS.

         We have created a proprietary brand "Kamome" for use in the sale of products associated with AJOL. Kamome products may only be purchased through subscribers. The Kamome brand is granted to companies that sell products through a distribution agreement with AJOL, and which pass AJOL's quality control criteria. The Kamome brand is added to the selling company's existing brand, and products are sold with dual branding. Additionally, we use the Kamome brand as a private brand on a limited basis. Kamome products appear in catalogs which are distributed quarterly to subscribers and updated via the AJOL database system. MULTI LEVEL DISTRIBUTION SYSTEM.

         We sell the MOJICO hardware and Kamome products through a multi-level network marketing and distribution system. An AJOL distributor must be an AJOL subscriber to sell MOJICO hardware and Kamome products. All subscribers have an opportunity to become a MOJICO distributor. Subscribers, who desire to become distributors, must undergo an application and screening process. We refer to our subscribers who sell the MOJICO hardware and/or Kamome products as "distributors." Unlike traditional distributors in a multi-level distribution system, our "distributors" are not required to purchase or maintain inventory of MOJICO hardware or Kamome products, and therefore are not at financial risk if they do not complete sales. AJOL bears the risk of obtaining and maintaining inventory. Distributors submit product orders to us, which we then fulfill. Payment for our products is paid directly to us.

         Approximately fifty percent (50%) of the sales price of each MOJICO unit is paid to distributors based on a commission schedule, which spreads the payout among the various levels of the distributor network. We pay commissions at the rate of seventy-six percent (76%) of "commissionable sales" of Kamome products. Commissionable sales do not reflect the purchase price paid by the purchaser. Rather, the commissionable sales amount is determined solely by us for each product to yield us a margin of twenty-three percent (23%) of the purchase price paid by the purchaser, in the aggregate, after deducting commissions paid and cost of goods sold.

         We emphasize and encourage subscribers to develop personal relationships among subscribers and between subscribers and non-subscribers as a vehicle to increase awareness of AJOL and its products. We believe that the subscribers' efforts to create personal relationships among themselves and with non-subscribers create beneficial word of mouth advertising for our products and services. We sponsor social events, which include recreational events, for our subscribers and their guests throughout Japan to encourage interaction among subscribers and potential subscribers.

         Our President, Mr. Yoshihiro Aota, speaks at approximately one hundred twenty (120) social events per year. Mr. Aota generally speaks at social events where there are 500 or more attendees, who may consist of subscribers and non-subscribers. The underlying themes of Mr. Aota's presentations include:

(1) the benefits of interpersonal relationships for personal and business growth and how MOJICO can help subscribers achieve that goal;

(2) the financial incentives of participating in AJOL's multi level distribution system; and

(3) the benefits of purchasing Kamome brand products through the "Co-op of the 21st Century." Mr. Aota may be viewed as a motivational speaker who is the personification of AJOL.

B. THE INDUSTRY

         We believe that we operate in a unique market niche. Although the Company's business plan has similarity to those of internet service providers, its reliance on a fax based technology eliminates access to many of the features and functionality offered by ISP's including access to the Internet. Unlike the Internet, which provides access to a worldwide database, the subscribers access to information and networking capabilities is limited to our fax based Pan Pacific Online network and database. The Company's business plan does however share the goal of ISP's, generally, of increasing and maintaining paid subscriptions.

         Unlike ISP's, we rely heavily on word of mouth advertising through our system of multi level distributors. In addition, we have approximately 700 retail outlets referred to as "Cabins." Subscribers that are also distributors who sell AJOL products on a full time basis independently operate these "Cabins." AJOL does not grant any exclusive distribution rights based on geographic boundaries.

         We are unaware of the percentage of the Japanese population generally, or the percentage of people in various demographic groups, that engage in multi level sales.

C. GENERAL DEVELOPMENT OF BUSINESS.

         (1) General Development of the Business of PPOL.

         PPOL was incorporated as a California corporation on May 19, 1993 under the name Diversified Strategies, Inc. On August 15, 2002 the Company amended its articles of incorporation to change its name to PPOL.

         PPOL was formed (under the name Diversified Strategies, Inc.) pursuant to the Order Confirming Debtors' Joint Plan of Reorganization (hereafter the "Bankruptcy Court Order") of the United States Bankruptcy Court for the Central District of California dated November 20, 1992 in the cases of IN RE SELECTTV OF CALIFORNIA, INC. (hereafter "SelectTV") and IN RE TELSTAR SATELLITE CORPORATION OF AMERICA (hereafter "Telstar").

         Pursuant to the Bankruptcy Court Order, PPOL was incorporated and all of the assets and other property (including all claims and causes of action that the debtors had the power to assert) of SelectTV and Telstar were transferred to PPOL free and clear of all liens and other claims except as specifically set forth in the Bankruptcy Court Order. PPOL is currently not subject to any liens. The Bankruptcy Court Order also forever barred any claims against PPOL by the pre-petition creditors of SelectTV and Telstar that were not filed prior to the date of the Bankruptcy Court Order (or alternatively 60 days thereafter in the case of claims less than $200).

         Pursuant to the Bankruptcy Court Order, all of the pre-petition creditors and shareholders of SelectTV and Telstar that were identified in the Bankruptcy Court Order elected to receive, and did receive, in full satisfaction of their claims against PPOL some combination of either (i) common stock, (ii) convertible preferred stock, or (iii) warrants of PPOL. As a result, all of Select TV's and Telstar's pre-petition creditors and shareholders surrendered their interests and were converted into equity holders of PPOL.

         From PPOL's inception, through March 31, 2002, it maintained its existence, in part, as a corporation with no operating business and no subsidiaries. Thereafter, PPOL entered into a Stock Purchase and Business Combination Agreement ("Agreement"), effective as of April 1, 2002, with the shareholders of AJOL to acquire all of the outstanding common shares of AJOL in exchange for the issuance of PPOL common shares representing 95% of PPOL's then outstanding common shares ("AJOL Acquisition"). The transactions contemplated by the Agreement closed as of August 15, 2002, effective as of April 1, 2002. As a result of the AJOL Acquisition, AJOL became a wholly-owned subsidiary of PPOL.

         In connection with the AJOL Acquisition, PPOL effected a reverse stock split of its issued and outstanding common shares on a 1:7 basis. As a result of the reverse stock split, PPOL's issued and outstanding shares were reduced from 6,298,231 (pre-reverse split) to 899,746 (post-reverse split) as of August 15, 2002. PPOL is obligated to purchase fractional shares that resulted from the reverse stock split at a price equal to the opening bid price of PPOL's shares upon such shares becoming listed on the National Association of Securities Dealers' OTC Bulletin Board.

         (2) General Development of PPOL's Subsidiary's Business (AJOL).

         PPOL's sole wholly-owned subsidiary is AJOL. AJOL was incorporated under the laws of Japan on April 8, 1991. AJOL was incorporated with the name Forval CDK. It was then a wholly owned subsidiary of Forval Corporation, a Japan corporation. (Forval Corporation is hereinafter referred to as "Forval.") In April 1992 Forval CDK changed its name to Forval Research Institute Co. Ltd. Effective July 1, 2000, Forval Research Institute Co. Ltd amended its articles to change its name to AJOL Co., Ltd..

         In March 1999, AJOL dissolved its subsidiary, FO Technology Co., Ltd. FO Technology Co., Ltd, had been a subsidiary of AJOL's since October of 1996. AJOL presently has no subsidiaries.

D. PRODUCTS AND SERVICES.

         PPOL is a holding company for its wholly-owned subsidiary, AJOL. AJOL is an acronym for "All Japan On Line." PPOL's business, revenues and earnings are generated primarily through AJOL.

         AJOL generates revenues through the use of a multi-level network marketing and distribution system throughout Japan to sell: (1) its "MOJICO" hardware, which is a multi-functional facsimile based machine with networking capabilities, and (2) various consumer products that utilize AJOL's proprietary "Kamome" brand. Additionally, AJOL generates revenues through the sale of subscriptions to purchasers of its MOJICO hardware, who then acquire access to AJOL's on-line fax based network - "Pan Pacific Online." Pan Pacific Online can only be accessed through the MOJICO hardware. We also generate revenues from commissions based primarily on sales of tour tickets, events and concerts. AJOL does not conduct any business in the United States.

         (1) The MOJICO Hardware.

         Our primary product is a multi-functional facsimile based machine with networking capabilities that we call "MOJICO". The MOJICO hardware combines the attributes of a telephone and fax machine with full I-Mode(TM) e-mail and database search capabilities. I-Mode(TM) is a mobile telephone system developed by Japan's largest mobile telecommunications company, NTT Docomo. Through the I-Mode(TM) one can access information on I-Mode(TM) compatible Internet sites and send e-mails up to 250 full size characters and receive e-mails up to 2,500 full size characters, with anyone with an Internet e-mail address. The MOJICO hardware does not have the full functional capabilities that may be available on an e-mail sent through a personal computer. The MOJICO hardware uses a built in liquid crystal monitor display. AJOL holds the Japanese patent rights on the MOJICO hardware.

         The MOJICO hardware derives its name from "Moji Communications." Moji means "character" in Japanese. An important aspect of the MOJICO hardware is that it allows users to communicate using handwritten Japanese characters, which comprise the Japanese language's phonetic alphabets, Hiragana and Katakana, as well as Kanji. Kanji refers to pictographs that are used extensively in the Japanese written language to represent words and ideas. Kanji is also used as artistic expression, and could be considered as a form of calligraphy. Kanji characters are unique in that their definition and meaning are subject to personal interpretation by the reader. The reader's interpretation and understanding of Kanji characters, and to a lesser extent, Hiragana and Katakana, are based in large part on the manner in which their respective characters are written.

         We believe that the full texture and meaning of Kanji characters, and to a lesser extent, Hiragana and Katakana, cannot be effectively communicated through the preset characters available on a typical computer keyboard. An important aspect of the MOJICO hardware is that it allows users to communicate using handwritten Japanese, as well as any other characters. The handwritten Japanese characters are unique in that their definition and meaning are subject to personal interpretation by the reader. We believe that the full texture and meaning of the Japanese characters cannot be effectively communicated through the preset fonts available on a typical computer. Our business plan assumes that subscribers and potential subscribers believe that handwritten Moji, i.e. Japanese characters, is a preferred form of communication to output of preset fonts of a computer. This assumption is based on the fact that some subscribers or members or their families cannot read the Roman alphabet on the keyboard, especially the elderly or those below junior high school. English education does not commence until the completion of junior high school.

         We contract for the manufacture of the MOJICO hardware and then resell the MOJICO units through our multi-level distribution network. We are currently marketing the fourth generation version of MOJICO, the SF60. The first three versions of MOJICO, the SF30, SF40, and SF50 were manufactured by Funai Electric Co., Ltd. ("Funai") under contract with our then parent corporation, Forval. Effective February 25, 2000, we contracted directly with Funai for the manufacture of the fourth generation SF60 model on an original equipment manufacturer (OEM) basis. Under the OEM basis, we retain the rights to the patent, design and metallic mold required to manufacture the SF60, but outsource the actual manufacturing of the product to Funai. By outsourcing the manufacturing of the product, we avoid the investment required for the plant and equipment and personnel required to manufacture the product. Funai was one of our shareholders until March 2001, at which time it sold its interest in us to Leo Global Fund.

         The SF60 differs from previous MOJICO versions in that it connects users to our database via the Internet rather than through conventional telephone lines. The previous versions of MOJICO that utilized telephone lines required users to incur long distance telephone charges in order to access our services. The amount of these charges varied from user to user. Subscribers that lived in areas with higher long distance rates to contact their applicable server were required to pay more per call than users in lower-rate localities. In addition, since long distance charges are based on call time, frequent MOJICO users incurred higher charges than infrequent users. However, users of the SF60 are not able to browse the worldwide internet.

         Owners of the SF60 model may presently obtain Internet access through NTT Communications (a Japanese telecommunications company) for approximately $7.42 per three hours of use. The NTT fee removes the variance in telecommunications charges caused by varying long distance rates. As a result, we expect that telecommunications costs for MOJICO users will now be uniform throughout Japan.

         Because MOJICO is intended to be simple to use, there is very little difference between the SF60 and previous versions of MOJICO from a user's perspective. The SF60 signs on to the Internet and provides any required passwords automatically without prompting the user for any information. As a result, the fact that the SF60 connects via the Internet, rather than over the telephone lines, is not obvious to most users.

         Our operating results materially depend on revenues received from sales of the MOJICO product. In previous years, MOJICO sales have accounted for up to 78% of AJOL's annual revenue. The unit price of MOJICO hardware is $2,865(1).

------------

(1) MOJICO hardware is sold in Japanese Yen. The unit price as of March 31, 2002 has been converted into US dollars by applying the prevailing exchange rate at March 31, 2002, of 1 $US = 132.62. As of March 31, 2002 and to the date of this filing, the unit price for the MOJICO hardware in Japanese Yen is 380,000.

         (2) Subscriptions to AJOL's Proprietary "Pan Pacific Online" Interactive Database

         Our customers purchase the MOJICO hardware and concurrently subscribe to our facsimile based network and database - "Pan Pacific Online." MOJICO hardware can only be fully utilized in conjunction with this subscription. Subscriptions to Pan Pacific Online are only offered through us and not through our multi-level distribution system. Under Japanese law, sellers of "services" as opposed to tangible merchandise are generally prohibited from selling "services" through multi level distribution.

         Access to our proprietary network and database is only available to subscribers through the MOJICO hardware. While a MOJICO hardware can also be used to transmit and receive faxes outside the network and to send and receive general I-Mode e-mails, the hardware's full capability is only realized when used in conjunction with its connection to the Pan Pacific Online database subscription. Subscribers can search the network's database to find other subscribers matching their search criteria to establish interpersonal relationships, solicit categories of faxes, or to specify a group of recipients for the subscriber's faxes, among other things. Subscribers can also search from and/or submit to the database, specific type of information. What is unique about our database is that the great majority of the information stored in the database is provided by the subscribers themselves. We actively encourage our subscribers to submit content for the database.

         Unlike personal computer based services, our on-line service utilizes the MOJICO hardware and is paper based as to input and output. Since users are able to input hand written information on paper into the MOJICO hardware, many users with little computing knowledge, including young children and elderly, are able to utilize our online service. In this sense MOJICO is similar to a conventional fax machine.

         Subscribers of our on-line service use the MOJICO hardware to transmit their data to a centralized hub where we receive hard copies. The hard copies are then manually processed, screened for content, and then input to a central database. We use a centralized hub to manually process and screen hard copies for content that does not meet our qualitative standards, such as language, adult themes, slander, patent/copyright infringement and objectionable material. We do this manually as we believe a centralized electronic system will not effectively screen out materials that should not be admitted to our database. MOJICO users are then able to access the central database through the MOJICO hardware. Such accessed information can be transmitted from the central database to the appropriate destination where the user(s) receive a hard copy printout. Our proprietary database does not contain as much information as may be available to an individual who searches the Internet on any particular given subject. However, our database may contain information which may not be available through a search of the Internet.

         Our on-line services include a bulletin board service, a mail service, and an information exchange service. Our bulletin board service allows subscribers to submit invitations, product advertisements, help-wanted ads, share personal experiences, create pen pal relationships, among other things, to a bulletin board accessible by all our subscribers. All subscriber submissions are screened for content and none are anonymous. We encourage subscribers to contribute to our database. At present, there are approximately 20,000 pages of subscriber submissions in the database. A subscriber's submission is retained in the database for 3 months at which time it is deleted unless the subscriber resubmits his or her submission. Subscribers may also reply to posted ads via this service. Similarly, our service allows subscribers to send faxes to up to 50 other subscribers at once. Families are able to designate personal identification passwords to family members to enable them to print faxes addressed to them via a specific password, thus maintaining the confidentiality of the fax.

         (3) Kamome Products.

         We have created a proprietary brand "Kamome" for use in the sale of products associated with AJOL. Kamome products may only be purchased by or through subscribers. The Kamome brand is granted to companies that sell products through a distribution agreement with us, and which pass our quality control criteria. The Kamome brand is added to the selling company's existing brand, and products are sold with dual branding. Additionally, we use the Kamome brand as a private brand on a limited basis. Kamome products appear in catalogs, which are distributed quarterly to subscribers and updated via our proprietary "Pan Pacific Online" interactive database system. Because products are purchased through the MOJICO and related proprietary database, customers receive their orders via mail as opposed to a traditional retail outlet whereby customers gain immediate possession and satisfaction of the goods.

         We re-evaluate "Kamome" brand products based, in part, on feedback from our subscribers. We also search for new products based, in part, on requests received from subscribers. Following is a table of the number of "Kamome" products and revenues from "Kamome" products during each of the indicated periods.

                                     Number of               Revenues from
                                  Kamome Products           Kamome Products
                                  ---------------           ---------------

Six Months Ended
         September 30, 2002             300                    $6,195,000

Years Ended
         March 31, 2002                 500                   $10,218,000
         March 31, 2001                 480                    $9,647,000
         March 31, 2000                 610                    $5,088,000
         March 31, 1999               1,330                    $2,687,000
         March 31, 1998                 530                    $2,936,000

         We publish a quarterly magazine to our subscribers introducing goods manufactured and provided by our subscribers as well as independent third parties, which have earned "Kamome" brand status. The "Kamome" brand is our president's seal of approval and recommendation for the goods. Before goods are accorded the "Kamome" brand status, goods are reviewed by a committee at AJOL for initial screening and makes recommendations to the president of such goods that they feel are worthy of becoming "Kamome" brand products. Our president personally visits the factories and/or offices for final screening. Qualifying goods are then featured in the magazines in articles regarding the virtues of their goods as observed by the president. Subscribers can also write reviews of Kamome products for submission to our database.

         Although the qualification standards are subjective, only high quality goods and services offered at reasonable prices are eligible to become "Kamome" brand products. To promote and develop the image of the "Kamome" brand, the president places a high degree of emphasis on the manufacturer's selectivity of raw materials, manufacturing process, and their pride in the products. Kamome products may only be purchased by or through subscribers through the MOJICO hardware or by fax to our headquarters.

         Our intent is to provide our subscribers with a broad range of high quality merchandise at prices lower than could be obtained through traditional retailers. A subscriber's ability to purchase Kamome products is a feature of subscription to Pan Pacific Online. We attempt to obtain lower prices for Kamome products by operating efficiencies achieved by volume purchasing, efficient distribution and reduced handling of merchandise through mail-order deliveries. Subscribers are also encouraged to sell "Kamome" products to non-subscribers.

         "CO-OP OF THE 21ST CENTURY." We obtain lower pricing for Kamome products through volume purchasing and sell products to subscribers at favorable prices. Our method of buying and selling of Kamome products is similar to a mutual benefit "cooperative" or "co-op." Unlike co-ops that operate on a non-profit basis, our system is designed to generate profits for us. Co-ops presently exist in Japan, but are generally limited to serving a limited geographic region. A typical Japanese co-op draws upon local area residents and businesses as members, and would not expect membership from residents or businesses outside of that local area as their outlets are limited to a specific municipality referred to as a prefecture in Japan. Our business plan is to create and maintain the co-op model to extend beyond local regional borders and to provide consistent and attractive pricing of Kamome products to our subscribers throughout Japan. We refer to our Japan wide co-op model as creating the "Co-op of the 21st Century." We intend to create, through our "Co-op of the 21st Century," an increasingly valuable feature that will appeal to potential and existing subscribers: (1) as a source of Kamome products for personal use, and (2) by expanding the Kamome product list and creating the potential for increased financial incentives through multi level distribution sales of Kamome products. The goal and marketing concept of the Co-op of the 21st Century is to provide value to our subscribers and generate interest for new AJOL subscriptions and renewals.

E. MULTI LEVEL DISTRIBUTION.

         We sell the MOJICO hardware and Kamome products through a multi-level network marketing and distribution system. An AJOL distributor is required to be a subscriber to our proprietary "Pan Pacific Online" interactive database to sell MOJICO hardware and Kamome products. All subscribers have an opportunity to become a MOJICO distributor. Subscribers, who desire to become distributors, must undergo an application and screening process. We refer to our subscribers who sell the MOJICO hardware and/or Kamome products as "distributors." Unlike traditional distributors in a multi-level distribution system, our "distributors" are not required to purchase or maintain inventory of MOJICO hardware or Kamome products, and therefore are not at financial risk if they do not complete sales. We bear the risk of obtaining and maintaining inventory. Distributors submit product orders to us, which we then fulfill. Payment for our products are made directly to us. Approximately fifty percent (50%) of the sales price of each MOJICO unit is paid to distributors based on a commission schedule (discussed above), which spreads the payout among the various levels of the distributor network.

         We emphasize and encourage subscribers to develop personal relationships among subscribers and between subscribers and non-subscribers as a vehicle to increase awareness of AJOL and its products. We believe that the subscribers' efforts to create personal relationships among themselves and with non-subscribers create beneficial word of mouth advertising for our products and services. We sponsor social events, which include recreational events, for our subscribers and their non-subscriber guests throughout Japan to encourage interaction among subscribers and potential subscribers.

         We conduct approximately 500 training sessions per year for our distributors. The training sessions also serve as social events. Distributors are required to attend at least a monthly training session to retain the right to be a distributor. Subscribers who lose the right to be a distributor, for any reason, must apply to reacquire distributor status.

         AJOL's President, Mr. Yoshihiro Aota, speaks at approximately one hundred twenty (120) social events per year. Mr. Aota generally speaks at social events where there are 500 or more attendees, who may consist of subscribers and non-subscribers. The underlying themes of Mr. Aota's presentations include:

(1) the benefits of interpersonal relationships for personal and business growth and how MOJICO can help subscribers achieve that goal;

(2) the financial incentives of participating in AJOL's multi level distribution system; and

(3) the benefits of purchasing Kamome brand products through the "Co-op of the 21st Century." Mr. Aota may be viewed as a motivational speaker who is the personification of AJOL.

         We also provide promotional awards for top producing distributors. We recently sponsored a trip to Las Vegas for our thirty (30) highest producing distributors.

         There are currently approximately sixty five thousand (65,000) distributors who are authorized to sell AJOL's products. Of the 65,000 distributors, approximately six thousand (6,000) are considered active commission earners, and approximately seven hundred (700) of those maintain storefront businesses displaying our products referred to as "Cabins." Subscribers that are also distributors who sell our products on a full time basis independently operate these "Cabins." We do not grant any exclusive distribution rights based on geographic boundaries.

         We believe that our network distribution system appeals to a broad cross-section of people in Japan including those seeking to supplement family income and start small, in-home businesses. We believe that network marketing is an ideal way to market our products because the use of such products is enhanced by ongoing personal relationships with other distributors. In addition, our utilization of the multi-level network marketing and distribution system allows us to minimize the fixed costs of maintaining an in-house sales force.

         Basic demographic information regarding our subscribers is as follows:

                     AGE                           GENDER
                     ---                           ------

                     20's           21%            Male         64%
                     30's           32%            Female       36%
                     40's           22%
                     50's           18%
                     over 60         7%

         Most subscribers live in rural areas of Japan.

         Each subscriber may use up to an additional 98 different passwords to access our database. Subscribers may allocate passwords to family and friends to access our network. Thus, the demographics of the population actually using our database may be different than presented above. Based upon information provided by subscribers and password holders, we believe that multigenerational households use many MOJICO units. We believe that the MOJICO device is conducive to multigenerational use, especially elderly persons and young children because of its ease of use and because its handwritten input does not require additional computer, including keyboard, knowledge.

         We pay commissions on the sale of all tangible products, but none on services on which we receive commissions from the service providers. Commissionable sales do not reflect the purchase price paid by the purchaser.

         Distributors earn commission income on the sale of all tangible AJOL products, but none on services. Distributors are not required to maintain inventories, and therefore are not at financial risk if they do not complete sales. Distributors accept orders for MOJICO hardware as well as Kamome products and submit the orders to us for processing. We fill the orders and allocate the commission among the applicable levels of the distributor network.

         Total commissions paid to the various levels of the distributor network approximates fifty percent (50%) of the sales price of each MOJICO unit. For Kamome products, total commissions paid and costs of products are set to yield us a margin of twenty-three percent (23%) of the purchase price paid by the purchaser. The formula for commissions on Kamome products is as follows:

                  Sales Price - Cost of Product Sold = Gross Profit

                  Sales Price X 23% = AJOL Margin

                  Gross Profit - AJOL Margin = Commission

F. SALES OF PRODUCT AND SERVICES/SUBSCRIBER BASE

         The following is a table of MOJICO units sold, revenues derived from MOJICO hardware sales and subscriptions to our "Pan Pacific Online" interactive database which have been classified as product sales and network services in our financial statements. Other "On-line Services," as classified in our financial statements, are comprised of revenues from various food products that utilize our proprietary "kamome" brand. Commission revenue earned on sales of insurance, tickets to various events, travel packages and other sales through "Pan Pacific On-Line" is classified as "Other On-Line Services" in our financial statements.

Fiscal Year End           MOJICO        Product Sales and        % of      Other On-Line        % of
  (March 31)            Units Sold      Network Services         Sales       Services           Sales
  ----------            ----------      ----------------      -------      --------            -------
September 30, 2002*      17,487           $59,245,267           88%          $8,215,354          12%
March 31, 2002           34,510          $116,375,619           90%         $13,537,233          10%
March 31, 2001           35,720          $129,251,997           91%         $12,998,276           9%
March 31, 2000           38,715          $134,109,558           93%          $9,411,544           7%
March 31, 1999           38,624          $125,805,395           95%          $6,912,462           5%
March 31, 1998           50,215          $122,884,382           94%          $7,826,449           6%

*Six Months Ended September 30, 2002

         At September 30, 2002, we had 347,590 cumulative subscribers. The cumulative subscribers represent customers who have purchased MOJICO units. These customers can view the Pan Pacific Online database, but do not necessarily have access to our interactive feature. Of the 347,590 cumulative subscribers, approximately 100,000 have paid for access to our full interactive Pan Pacific Online database. In addition, they are eligible to purchase "Kamome" brand products and receive periodic mailings, which feature new "Kamome" products, and social and community service activities endorsed or sponsored by us.

         While all purchasers of our MOJICO products initially pay for subscriptions to our interactive database, they must renew their subscription status annually for approximately $85. We have not changed the annual dues for the last five (5) years and do not intend to make changes in the foreseeable future. New and renewed subscriptions are as follows:

         Six Months Ended                     Years Ended
           September 30,                        March 31,
           -------------                        ---------

               2002           2002      2001      2000      1999      1998
               ----           ----      ----      ----      ----      ----
              47,130         94,319    82,885    64,642    45,146    26,756

G. PATENTS AND TRADEMARKS HELD

         The Japan Patent Office issued a patent for MOJICO on December 24, 1998. The date of expiration for this patent is March 2, 2014. A similar patent was obtained in Taiwan on August 11, 1997. This patent will expire on April 1, 2016. A patent application for MOJICO was made in South Korea on March 30, 1996, which was subsequently granted. This Korean patent is valid until March 29, 2016.

         All three of the above-described patent applications were made by AJOL's then parent corporation, Forval. Pursuant to an agreement with Forval dated March 28, 2000, we acquired Forval's patent rights to the MOJICO in Japan, Taiwan, and South Korea.

         We currently own the rights to the following registered trademarks in
Japan: "Acube", "Pan Pacific Online", and "Kamome". Additionally, we own the registered trademark rights to "Pan Pacific Online" in the United States.

H. COMPETITIVE CONDITIONS

         To our knowledge there are no other companies that offer an identical combination of products and services to Japanese consumers. However, the market for companies that operate similar businesses i.e., providing interactive telecommunications products and/or services is highly and intensely competitive. We are and will continue to be in competition with companies with substantially longer operating histories, greater financial, technical, product development and marketing resources, greater name recognition, and larger customer bases than that of AJOL.

         Our competitors include sellers of products that offer interactive telecommunications including, but not limited to, telephones, facsimile machines, and personal computers. Each of these means of telecommunication may have functions that are not available on, or are available at a lower cost than, the SF60. Similarly, the SF60 may have functionality not available from other means of interactive telecommunications and at a lower cost than high-end personal computers.

         A device with functions most similar to the company's SF60, is NTT L-mode fax machine. The L-mode fax machine features fax and e-mail capabilities as well as a liquid crystal display screen from which sixteen genres of information covering weather, shopping, restaurant, entertainment, travel and others may be accessed. The primary difference of the L-mode with our SF60 is the content of the database and their providers. The L-mode content is provided by for profit entities unrelated to NTT-West and NTT-East. NTT-West and NTT-East are companies resulting from the break-up of NTT. These entities pay fees to NTT-West and NTT-East for the privilege of providing content through the L-mode. NTT-West and NTT-East are restricted from providing any content and further limited from entering the market due to geographical restrictions, as a matter of Japanese law, on where they may conduct business. The content accessed through the SF60 is furnished by AJOL and our subscribers, who are not charged any fees for inclusion of content submitted in the database. Additionally, we do not have any geographical restrictions, imposed by Japanese law, as to where we may conduct business. We believe the L-mode caters to a different market from our SF60 for the following reasons:

                                           SF60                        L-MODE
                                           ----                        ------
 INTERACTIVE                                Yes                          No

 DATABASE SPONSOR                          PPOL               NTT-East or NTT-West

 CONTENT PROVIDER                   Subscribers and      Commercial entities only;
                                    Database sponsor     database sponsor cannot provide
                                                         content

 CONTENT NATURE                     Non-commercial and   Solely commercial
                                    commercial

 GEOGRAPHIC COVERAGE                    Nationwide       Limited to western Japan for
                                                         NTT-West and eastern Japan for
                                                         NTT-East

 FEES FOR INCLUSION OF CONTENT            No fees                   Fees charged

 SOCIAL ACTIVITIES FOR SUBSCRIBERS  Many throughout
                                    the year                            None

 COMMUNITY SERVICE ACTIVITIES FOR   Many throughout
 SUBSCRIBERS                        the year                            None

         Other companies not currently operating in AJOL's industry may attempt to launch a business that is similar to or identical to AJOL's in the future. New or existing competitors may develop products and/or services comparable to or superior to those offered by AJOL. Competitors may devote substantially greater resources to the development and promotion of their products. They may also adapt more quickly to industry trends, new technologies, and customer preferences. As a result, there can be no assurances that AJOL will be able to compete effectively in the industry in which it operates. However, at this time, we have no knowledge of any other entities that may attempt to launch a business that is similar to or identical to AJOL's. Further, we believe that the (1) initial capital investment required, (2) time required to cultivate a subscriber base we possess, (3) know-how required to develop a database, such as ours, that is constantly updated, and (4) creation of a workforce are significant barriers to others who may desire to enter the market.

         Our subscribers obtain access to our network and database through the Internet or telephone service. Subscribers are given the option to connect through the Internet to avoid long distance telephone charges. The primary reason a customer would use our MOJICO product is to attain access to our proprietary database and access to association with fellow subscribers through the many social and community service events planned around the MOJICO. There are many functionalities available through the MOJICO that are available through Internet, computer, pen-based computer, telephone, or mail. MOJICO is not intended to be a substitute that will take the place of such competing products completely.

I. RESEARCH AND DEVELOPMENT ACTIVITIES

         We conduct research and development activities primarily aimed at improving the speed and stability of our central information processing systems. We contract out our research and development ("R&D") activities to external research laboratories. Our research and development expenditures for each of the last three fiscal years are as follows:

                              R&D Expenditures(2)
                              ------------------
                     YEAR
                     2002      $1,543,861
                     2001      $1,239,258
                     2000      $2,369,530

         We expect to introduce the next generation of the MOJICO hardware in mid 2004. Total R&D costs to develop the next generation hardware are expected to total approximately $2,403,076(3).

J. ENVIRONMENTAL MATTERS

         Japanese law requires that we dispose of returned or damaged MOJICO units in an environmentally safe manner. We contract with a licensed company to provide this service on our behalf. The cost of the service is not material to us.

---------------

(2) R&D expenditures are incurred in Japanese Yen. For convenience only, the figures in this table have been converted into US dollars by applying the fiscal year's average exchange rate on the last day of each respective fiscal year. These exchange rates are the following: for 2002, 1 $US = 124.84(Y)JPN: for 2001, 1 $US = 110.45(Y)JPN: and for 2000 1 $US =
     110.91(Y)JPN.

(3) R&D costs are expected to be incurred in Japanese Yen. For convenience only, this figure has been converted into US dollars by applying the prevailing exchange rate on the last day of AJOL's most recent fiscal year of 1 $US = 124.84(Y)JPN.

K. EMPLOYEE AND LABOR MATTERS

         We currently employ 76 persons on a full-time basis. We also employ 72 part-time employees and 58 others who are contracted through temporary employment agencies. We utilize part-time employees and those contracted through temporary employment agencies to provide specialized skills and clerical tasks on an "as needed" basis. Utilization of such personnel gives us the flexibility of expanding and contracting our staffing levels quickly as considered necessary by the level of our operations. None of our employees is represented by labor unions. We are not a party to any collective bargaining agreements or labor union contracts. We have not been the subject of any material strikes or employment disruptions in our history.

         PPOL has hired an administrative assistant, on a full time basis, to work in our United States office in Orange, California. None of PPOL's employees is expected to be represented by labor unions. PPOL is not a party to any collective bargaining agreements or labor union contracts. PPOL has not been the subject of any material strikes or employment disruptions in its history. Additionally, PPOL has entered into a management consulting contract with ECO2, LLC, an Orange County, California based company. Under the terms of the agreement, ECO2, LLC will provide guidance to AJOL and PPOL regarding: (a) corporate communications and investor relations in the U.S. and Japan; (b) preparation and maintenance of an English website; (c) planning and preparation of annual reports and shareholders' meetings; (d) assisting PPOL's legal counsel and accountants with SEC and related filings; (e) recruitment of outside directors; (f) site selection and operation of PPOL's headquarters in the U.S.;
(g) assistance in translation of documents, and (h) such other business matters on which PPOL or AJOL may request guidance. The initial term of the agreement is for twelve (12) months commencing September 25, 2002 at $30,000 per month and is automatically renewable for successive terms of one (1) year, unless either party provides at least ninety (90) days written notice to the other party prior to the termination of the initial or any renewal term.

L. HEAD OFFICE

         AJOL's corporate office is located at the Aoyama Oval Building 3F, Jingu-mae 5-52-2, Shibuya-ku, Tokyo, Japan 150-0001 (telephone 03-5467-3015). PPOL's corporate office is located at One City Boulevard West, Suite 870, Orange, California 92868.

M. FINANCIAL INFORMATION ABOUT GEOGRAPHIC AREAS

         (1) PPOL

         PPOL has not derived any revenue either domestically or internationally from the operation of any business during the last three fiscal years and does not currently intend to actively operate any business, either within the United States or internationally, other than holding 100% of the common stock of AJOL, except that, PPOL has entered into two (2) separate service agreements with its two (2) majority shareholders, namely, Forval Corporation and Leo Global Fund, to provide them research on investment opportunities and market trends in the United States. During the quarter ended December 31, 2002, PPOL received consideration of $493,858 in connection with the foregoing services.

         (2) PPOL's Subsidiary (AJOL)

         For each of the last three fiscal years, all of AJOL's operations have been conducted in Japan, and AJOL currently has no operations in countries other than Japan.

N. RISK FACTORS FOR INVESTORS

         Investors contemplating an investment in PPOL's common stock should carefully consider the following risk factors and investment considerations, some of which are applicable to AJOL's Japanese operations:

LIMITED OPERATING HISTORY

         We have a limited operating history in Japan upon which we can be evaluated. Any investment in us must be considered in light of the risks, expenses and difficulties encountered by companies in the early stage of development in new and rapidly evolving markets, including the risks described herein. The can be no assurances that we will be successful in addressing these risks.

LACK OF MARKET FOR PPOL'S SECURITIES

         There is no public trading market for PPOL's securities. PPOL intends to apply for inclusion of its common shares on the Over the Counter Electronic Bulletin Board ("OTCBB"). Generally, companies are eligible for quotation on the OTCBB sixty (60) days after the company files its Form 10 Registration Statement with the SEC and the SEC notifies the company that it has no further comments relating to the Form 10. PPOL will apply for OTCBB listing once it receives notice from the SEC staff that it has no further comments on this Form 10 Registration Statement. However, there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There are also no outstanding securities convertible into PPOL common stock, nor are there any outstanding options or warrants to purchase PPOL's common stock.

UNPROVEN BUSINESS MODEL

         We cannot predict whether or not we will be successful because our business model is unproven and its market is developing. It is too early to reliably ascertain market penetration for our products and services. If future demand for AJOL's products and services, including, but not limited to demand for the MOJICO hardware and Kamome brand products is lower than anticipated, or the costs of attracting subscribers is higher than anticipated, then our financial condition and results from operations will be materially and adversely affected.

FLUCTUATIONS IN OPERATING RESULTS

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include the demand for the telecommunications products and services offered by us, introduction of new products or services by us or our competitors, delays in the introduction or enhancement of products and services by us or our competitors, changes in our pricing policies or those of our competitors, our ability to anticipate and effectively adapt to developing markets and rapidly changing technologies, changes in the mix or Japanese vs. non-Japanese revenue, changes in foreign currency exchange rates, the mix of products and services sold by us and the channels through which those products and services are sold, general economic conditions, and specific economic conditions in Internet and related industries. Additionally, in response to evolving competitive conditions, we may elect from time to time to make certain pricing, service, marketing or acquisition decisions that could have a material adverse affect on its financial performance.

FOREIGN CURRENCY (YEN) FLUCTUATIONS

         Substantially all of our revenue and expenses are received and incurred in Japanese Yen. Variation in foreign exchange rates may substantially affect our revenue, expenses, and net income in U.S. dollar terms. In preparing our financial statements, we translate revenue and expenses from Yen into U.S. dollars using weighted average exchange rates. If the U.S. dollar strengthens relative to the Yen, our reported revenue, gross profits and net income will likely be reduced. For example, in 2001, the Japanese Yen significantly weakened, which reduced our operating results on a U.S. dollar reported basis. The Company's 2002 operating results could be similarly harmed if the Japanese yen weakens from current levels. Given the unpredictability of exchange rate fluctuations, we cannot estimate the effect these fluctuations may have upon future reported results, product pricing or our overall financial condition.

POOR JAPANESE ECONOMIC CONDITIONS

         Economic conditions in Japan have been poor in recent years and may worsen or not improve. Continued or worsening economic and political conditions in Japan could further reduce our revenue and net income.

RELIANCE ON HANDWRITTEN MOJI CHARACTERS AS PREFERRED METHOD OF WRITTEN COMMUNICATIONS

         We rely on the desire of subscribers and potential subscribers to use handwritten Moji (characters) as their preferred method of written communication as an underlying material assumption for the continuing success of its business. A subscriber's or potential subscriber's desire to use handwritten Moji (characters) is a matter of personal preference, which is unpredictable. Any negative changes in perception by subscribers and potential subscribers as to their desire to use handwritten Moji characters as their preferred method of written communication, for any reason, including the emergence of new, different, or alternative forms of written communications, could have a materially adverse affect on us and our business.

DEPENDENCE ON NEW SUBSCRIBERS

         Our operating results generally depend on revenues received from sales of the MOJICO product. In previous years, MOJICO sales have accounted for up to 78% of our annual revenue. MOJICO sales are primarily made to our new customers. As a result, future revenues are primarily dependent on our ability to generate new customers for our MOJICO hardware and Pan Pacific Online services. There can be no assurances that we will be able to continue to generate new subscribers at the rate that we have been able to in the past, nor that we will be able to generate sufficient new subscribers to remain profitable. We do not have any substantial historical basis for predicting the rate of increase in our subscriber base.

DEPENDENCE ON SUBSCRIBERS FOR CONTENT OF NETWORK

         The information transmitted to our subscribers via our information network Pan Pacific Online is primarily generated by other of our subscribers. There can be no assurances that our subscribers will continue to generate information that other subscribers will find sufficiently entertaining, useful, or desirable so as to allow us to profitably market the products and services that provide access to our network.

LIABILITY FOR CONTENT OF NETWORK

         As a provider of messaging and communications services, we may incur liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials transmitted via our information network. To minimize our liability, we use a centralized hub to manually process and screen hard copies for adult themes, slander, patent/copyright infringement and objectionable material. However, there can be no assurances that we will be able to effectively screen all of the content generated by our subscribers. We may be exposed to liability with respect to this content. Our insurance may not cover claims of these types or may not be adequate to indemnify us for all liability that may be imposed. Our liability coverage limit is 100,000,000 Japanese yen, approximately $830,000 at current exchange rates, per occurrence.

         There is a risk that a single claim or multiple claims, if successfully asserted against us, could exceed the total of our coverage limits. There is also a risk that a single claim or multiple claims asserted against us may not qualify for coverage under our insurance policies as a result of coverage exclusions that are contained within these policies. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could have a material adverse affect on our reputation, financial condition, and operating results.

RELIANCE ON EXISTING DISTRIBUTORS AND NEED TO RECRUIT ADDITIONAL DISTRIBUTORS

         We depend on subscriber distributors to generate substantially all of our revenues. To increase our revenue, we must increase the number of and/or the productivity of our distributors. Our distributors may terminate their status as a distributor at any time. The number of distributors may not increase and could decline in the future. We cannot accurately predict how the number and productivity of distributors may fluctuate because we rely upon our existing distributors to recruit, train and motivate new distributors. Our operating results could be harmed if our existing and new business opportunities and products do not generate sufficient interest to retain existing distributors and attract new distributors.

         The loss of a group of high-level distributors, or a group of leading distributors in the distributor's network of lower level distributors, whether by their own choice or through disciplinary actions for violations of our policies and procedures could negatively impact the growth of distributors and our revenue. There is no leading distributor whose departure, alone, will have a material impact on the financial position or results of operations.

         In addition, our operations in Japan face significant competition from existing and new competitors. Our operations would also be harmed if our planned growth initiatives fail to generate continued interest and enthusiasm among our distributors in this market and fail to attract new distributors.

DEPENDENCE ON MR. AOTA

         We are highly dependent upon our President Yoshihiro Aota to recruit and retain subscribers. Mr. Aota represents the personification of AJOL. Mr. Aota's talents, efforts, personality and leadership have been, and continue to be, critical to us and our success. The diminution or loss of the services of Mr. Aota, and any negative market or industry perception arising from that diminution or loss, would have a material adverse affect on our business. We are investigating, but have not obtained "Key Executive Insurance" with respect to Mr. Aota.

         One of our business strategies is to reduce our dependence on Mr. Aota. This will be done through additional external training courses of employees and flattening of the organization to three levels, senior management, leaders, general, so more employees get on the job training from senior management. We have also involved more staff on strategic planning and product development task teams. Externally, our distributors have become more knowledgeable and are making presentations to prospective subscribers. If we are unsuccessful in accomplishing this strategy, and Mr. Aota's services become unavailable, our business and prospects could be materially adversely affected. We do not have an employment agreement with Mr. Aota. If we lose Mr. Aota's services, for any reason, including as a result of Mr. Aota's voluntary resignation or retirement, our business could be materially adversely affected.

FAILURE OF NEW PRODUCTS AND SERVICES TO GAIN MARKET ACCEPTANCE

         A critical component of our business is our ability to develop new products and services that create enthusiasm among our distributor force. If any new product or service fails to gain market acceptance, for any reason including quality problems, this could harm our results of operations.

LOSING SOURCES OF KAMOME PRODUCTS

         The loss of any of our sources of Kamome products, or the failure of sources to meet our needs, could restrict our ability to distribute Kamome products and harm our revenue as a result. Further, our inability to obtain new sources of Kamome products at prices and on terms acceptable to us could harm our results of operations.

COMMENCING FOREIGN OPERATIONS

         We are exploring the possibility of commencing business activities in South Korea, China, and Taiwan. In past years, these nations have experienced significant economic and/or political instability. If we commence business activities in these nations, future instability will have a material adverse affect on our ability to do business in these nations and may jeopardize our investment in establishing business operations in those countries.

COMPETITION WITH TECHNICALLY SUPERIOR PRODUCTS AND SERVICES

         Our products and services utilize the facsimile-like MOJICO hardware and rely on human personnel to screen and process information for our database. Our products and services are much less technically sophisticated than those offered by other companies offering interactive telecommunications products and services. This may put us at a substantial competitive disadvantage with present and/or future competitors.

INTERNET USAGE RATES AND LONG DISTANCE TELEPHONE RATES

         Our subscribers obtain access to AJOL's network via either the Internet or telephone service. The costs that subscribers incur in obtaining access to our network via these channels are beyond the control of AJOL. Any increase in long distance telephone rates or rates for accessing the Internet could materially and adversely affect demand for our products and services.

RELIANCE ON INTERNET AS TRANSMISSION MEDIUM

         Our future success will depend upon our ability to route our customers' traffic through the Internet and through other data transmission media. Our success is largely dependent upon the viability of the Internet as a medium for the transmission of subscriber related data. There can be no assurance that the Internet will prove to be a viable communications media, that document transmission will be reliable, or that capacity constraints which inhibit efficient document transmission will not develop. The Internet may not prove to be a viable avenue to transmit communications for a number of reasons, including lack of acceptable security technologies, lack of access and ease of use, traffic congestion, inconsistent quality or speed of service, potentially inadequate development of the necessary infrastructure, excessive governmental regulation, uncertainty regarding intellectual property ownership or lack of timely development and commercialization of performance improvements.

TECHNOLOGICAL CHANGES OF THE MESSAGING AND COMMUNICATIONS INDUSTRY

         The messaging and communications industry is characterized by rapid technological change, changes in user and customer requirements and preferences, and the emergence of new industry standards and practices that could render our existing services, proprietary technology and systems obsolete.

         Our success depends, in part, on our ability to develop new services, functionality and technology that address the needs of existing and prospective subscribers. If we do not properly identify the feature preferences of subscribers and prospective subscribers, or if we fail to deliver features that meet their standards, our ability to market our products and services successfully and to increase revenues could be impaired. The development of proprietary technology and necessary service enhancements entail significant technical and business risks and require substantial expenditures and lead-time. We may not be able to keep pace with the latest technological developments. We may also be unable to use new technologies effectively or adapt services to customer requirements or emerging industry standards.

         We must accurately forecast the features and functionality required by subscribers and prospective subscribers. In addition, we must design and implement service enhancements that meet subscriber requirements in a timely and efficient manner. We may not successfully determine subscriber and prospective subscriber requirements and may be unable to satisfy their demands. Furthermore, we may not be able to design and implement a service incorporating desired features in a timely and efficient manner. In addition, if subscribers do not favorably receive any new service offered by us, our reputation could be damaged. If we fail to accurately determine desired feature requirements or service enhancements or to market services containing such features or enhancements in a timely and efficient manner, our business and operating results could suffer materially.

POSSIBLE INADEQUATE INTELLECTUAL PROPERTY PROTECTIONS

         Our success depends to a significant degree upon our proprietary technology. We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect our proprietary technology. However, these measures provide only limited protection, and the Company may not be able to detect unauthorized use or take appropriate steps to enforce our intellectual property rights. In addition, we may face challenges to the validity and enforceability of our proprietary rights and may not prevail in any litigation regarding those rights. Any litigation to enforce our intellectual property rights would be expensive and time-consuming, would divert management resources and may not be adequate to protect our business.

POSSIBLE INFRINGEMENT CLAIMS

         We could be subject to claims that we have infringed the intellectual property rights of others. In addition, we may be required to indemnify our distributors and users for similar claims made against them. Any claims against us could require us to spend significant time and money in litigation, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available at all or on acceptable terms. As a result, intellectual property claims against us could have a material adverse effect on our business, prospects, financial conditions and results of operations.

POSSIBLE SYSTEM FAILURE OR BREACH OF NETWORK SECURITY

         Our operations are dependent on our ability to protect our network from interruption by damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry, computer viruses or other events beyond our control. As precautions, we utilize distributed processing systems, back-up systems, Internet firewalls, 24/7 installation environment surveillance, and private power generators as backup. There can be no assurance that our existing and planned precautions of backup systems, regular data backups and other procedures will be adequate to prevent significant damage, system failure or data loss.

         Despite the implementation of security measures, our infrastructure may also be vulnerable to computer viruses, hackers or similar disruptive problems. Persistent problems continue to affect public and private data networks, including computer break-ins and the misappropriation of confidential information. Computer break-ins and other disruptions may jeopardize the security of information stored in and transmitted through the computer systems of the individuals and businesses utilizing our services, which may result in significant liability to us and also may deter current and potential subscribers from using our services. Any damage, failure or security breach that causes interruptions or data loss in our operations or in the computer systems of our customers could have a material adverse effect on our business, prospects, financial condition and results of operations.

RELIANCE ON THIRD PARTY ACCESS FOR TELECOMMUNICATIONS

         We rely on third parties to provide our subscribers with access to the Internet. There can be no assurance that a third party's current pricing structure for access to and use of the Internet will not change unfavorably and, if the pricing structure changes unfavorably, our business, prospects, financial condition and results of operations could be materially and adversely affected.

EFFECT OF GOVERNMENT REGULATIONS

         We provide access to our database and services through data transmissions over public telephone lines and other facilities provided by telecommunications companies. These transmissions are subject to regulatory government agencies. These regulations affect the prices that subscribers must pay for transmission services, the competition we face from telecommunications services and other aspects of our market. There can be no assurance that a existing or future laws, governmental action or rulings will not materially and adversely affect our operations.

         Additionally, we operate through a network marketing strategy which is subject to government regulation concerning consumer protection. Changes in these regulations could affect compliance with these regulations and jurisdictions where we carry on our business.

DEPENDENCE ON VENDOR

         The Mojico machine is produced by Funai Electric Co ("Funai") which is a former shareholder of AJOL. Should Funai become incapable or unwilling to produce the Mojico for any reason, we could face a temporary decline in Mojico sales until another electronics manufacturer is sourced and ready to produce the machines. AJOL owns the patent rights to the Mojico and the technical production requirements of the Mojico can be met by other electronics manufacturers.

CONTROL BY OFFICERS AND DIRECTORS

         Our executive officers, directors and entities affiliated with them, in the aggregate, beneficially own common stock representing approximately 95% of PPOL.

MINORITY SHAREHOLDER STATUS

         Forval Corporation and Leo Global Fund, former direct shareholders of AJOL, hold 59.17% and 35.83% respectively of PPOL's common stock. Acting alone, Forval Corporation, as a majority shareholder, has significant influence on PPOL's policies. Forval Corporation and Leo Global Fund, collectively, control 95% of PPOL's outstanding shares, representing 95% of PPOL's voting power. As a result, Forval Corporation and Leo Global Fund, acting together, will have the ability to control the outcome of all matters requiring stockholder approval, including the election and removal of PPOL's entire Board of Directors, any merger, consolidation or sale of all or substantially all of PPOL's assets, and the ability to control PPOL's and our management and affairs.

NO LOCK-UP AGREEMENT BETWEEN FORVAL CORPORATION AND LEO GLOBAL FUND

         To date, PPOL has not entered into a separate lock-up arrangement with Forval Corporation and Leo Global Fund pursuant to which these shareholders would agree to be subject to volume and sale restrictions that will limit their ability to sell shares in addition to the restrictions set forth under Rule 144. If a suitable lock-up agreement is not in effect, then Forval Corporation and/or Leo Global Fund may be eligible to sell a large volume of shares, which could cause the price of PPOL's shares to decline.

NO HISTORY AS REPORTING COMPANY

         Prior to the effective date of the PPOL's filing of Form 10, PPOL has never been a public company, subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and PPOL expects that the obligations of being a public company, including substantial public reporting and investor relations obligations, will require significant additional expenditures, place additional demands on PPOL's and our management and may require the hiring of additional personnel. PPOL and we may need to implement additional systems in order to adequately function as a reporting public company. Such expenditures could adversely affect our financial condition and results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Interest rate risk concerns changes in interest rates which could adversely affect earnings and cash flows. We have an available line of credit with a bank which was unutilized at March 31, 2002 and 2001. If utilized, interest would accrue at Japan's market rate. Should we need to utilize the line of credit over extended periods of time, we may be subject to interest rate risks. Specifically, if the line of credit is materially utilized over substantial periods of time and interest rates rise, our related interest expense would rise in a corresponding fashion.

         Variation in foreign exchange rates may substantially affect our revenue, expenses, and net income in U.S. dollar terms. Substantially all of our operations resulting in revenue and expenses are received and incurred in Japanese Yen. In preparing our financial statements, we translated revenue and expenses from Yen into U.S. dollars using weighted average exchange rates. If the U.S. dollar strengthens relative to the Yen, our reported revenue, gross profits and net income will likely be reduced. Given the unpredictability of exchange rate fluctuations, we cannot estimate the affect these fluctuations may have upon future reported results, product pricing or our overall financial condition.

O. FORWARD LOOKING STATEMENTS

         This Registration Statement on Form 10 ("Registration Statement") includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on management's beliefs and assumptions, and on information currently available to management. Forward-looking statements include, but are not limited to, the information concerning our possible or assumed future results of operations set forth in Item 2 - "FINANCIAL INFORMATION - Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this Registration Statement. Forward-looking statements also include statements throughout this Registration Statement in which words such as "expect", "anticipate", "intend", "plan", "believe", "estimate", "consider" or similar expressions are used.

         Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including, but not limited to, the risks discussed under the heading "BUSINESS - Risk Factors For Investors" and elsewhere in this Registration Statement. Our future results and stockholder values may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. In addition, we do not have any intention or obligation to update forward-looking statements after the effectiveness of this Registration Statement, even if new information, future events or other circumstances have made them incorrect or misleading. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.

ITEM 2:    FINANCIAL INFORMATION

TABLE OF FINANCIAL DATA:(4)

YEAR ENDED MARCH 31, 1998

Net revenues                                                $130,710,831
Net income                                                     6,853,966
Net income per common share                                         0.40
Total assets                                                 189,413,448
Long-term obligations                                                ---
Cash dividends declared per common share                             ---

YEAR ENDED MARCH 31, 1999

Net revenues                                                $132,717,857
Net income                                                     2,487,511
Net income per common share                                         0.15
Total assets                                                 176,910,239
Long-term obligations                                                ---
Cash dividends declared per common share                             ---

YEAR ENDED MARCH 31, 2000

Net revenues                                                $143,521,102
Net income                                                     3,717,883
Net income per common share                                         0.21
Total assets                                                 196,893,068
Long-term obligations                                                ---
Cash dividends declared per common share                             ---

YEAR ENDED MARCH 31, 2001

Net revenues                                                $142,250,273
Net income                                                    (1,564,934)
Net income per common share                                        (0.09)
Total assets                                                 166,272,265
Long-term obligations                                                ---
Cash dividends declared per common share                            0.06

YEAR ENDED MARCH 31, 2002

Net revenues                                                $129,912,852
Net income                                                     2,997,017
Net income per common share                                         0.18
Total assets                                                 154,783,604
Long-term obligations                                                ---
Cash dividends declared per common share                            0.05

SIX MONTHS ENDED SEPTEMBER 30, 2001

Net revenues                                                 $65,827,958
Net income                                                     3,336,788
Net income per common share                                         0.20
Total assets                                                 163,411,757
Long-term obligations                                                ---
Cash dividends declared per common share                            0.06

SIX MONTHS ENDED SEPTEMBER 30, 2002

Net revenues                                                 $67,460,621
Net income                                                     3,479,128
Net income per common share                                         0.20
Total assets                                                 168,536,850
Long-term obligations                                                ---
Cash dividends declared per common share                            0.05

----------------
(4) Sales are recorded by AJOL in Japanese yen. The figures in this table have been converted into US dollars by applying the total year's average exchange rate of each respective fiscal year. These exchange rates are the following: for 2002, 1 $US = 124.84 (Y)JPN: for 2001, 1 $US = 110.45(Y)JPN:
     and for 2000, 1 $US = 110.91(Y)JPN.

A. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in connection with our Financial Statements and the notes thereto and other financial information included elsewhere in this Registration Statement.

OVERVIEW

         PPOL was incorporated in California on May 19, 1993. PPOL, originally named Diversified Strategies, Inc., was formed pursuant to an Order Confirming Debtors Joint Plan of Reorganization of the United States Bankruptcy Court for the Central District of California dated November 20, 1992 in the combined cases of IN RE SELECTTV OF CALIFORNIA, INC. and IN RE TELSTAR SATELLITE CORPORATION OF AMERICA. Pursuant to the Joint Plan of Reorganization, creditors and shareholders of the two bankrupt companies, and certain other parties, surrendered their claims and interests against the bankrupt companies and, in exchange, received stock in PPOL.

         PPOL did not engage in any significant business activities prior to its acquisition of AJOL. Such acquisition was effective April 1, 2002. In connection therewith, the name of the company was changed to PPOL. Between its date of incorporation and its acquisition of AJOL, PPOL was a corporation seeking to merge with or acquire a viable operating company. Consequently, as of September 30, 1999, September 30, 2000 and September 30, 2001 and the years then ended, PPOL had no material assets or liabilities, no revenue, and incurred only immaterial administrative and franchise tax expenses.

         Effective April 1, 2002, PPOL acquired one hundred percent of the issued and outstanding stock of AJOL from AJOL's pre-transaction shareholders. In exchange for the AJOL shares, PPOL issued common stock such that immediately after the transaction, the pre-transaction shareholders of AJOL owned ninety-five percent (95%) of the issued and outstanding shares of PPOL. The holdings of the pre-transaction shareholders of PPOL were diluted by the issuance of the new shares such that immediately after the transaction, the pre-transaction shareholders of PPOL owned five percent (5%) of the total issued and outstanding shares of PPOL. Virtually all of PPOL's consolidated activities are conducted through its wholly-owned subsidiary, AJOL.

         AJOL was incorporated in Japan in 1991. Through the operations of AJOL, the Company is primarily engaged in sales in Japan of multi-functional telecommunications equipment called MOJICO and the sale of an on-line network service called Pan Pacific Online, through which subscribers communicate using the MOJICO equipment. AJOL has no sales in the United States. AJOL does not engage in any manufacturing activities, and all of the MOJICO equipment is manufactured exclusively for AJOL by vendors located primarily in Japan. Should these vendors become unable or unwilling to produce the MOJICO, our business could experience a substantial interruption until new vendors can be ready to replace them. The MOJICO equipment is currently in its fourth generation of technology and combines certain attributes of a telephone and fax machine with a liquid crystal display screen. The MOJICO equipment is paper based in that it allows users to transmit hand written communication to other subscribers. AJOL believes that the transmission of hand-written communication is important and accepted in Japan because of the use of KANJI symbols and characters whose meanings vary by the manner in which the characters are physically written.

         AJOL's sources of revenue consist of sales of the MOJICO equipment, subscriber fees for use of the Pan Pacific Online service, and the sale of goods and services to Pan Pacific Online subscribers. An important goal of AJOL is to increase the number of subscribers using the Pan Pacific Online Service by offering its paper based communication system to subscribers in countries other than Japan which utilize KANJI characters extensively and by integrating the MOJICO system with technologically competitive internet and cellular telephone technologies.

         AJOL is involved in providing information and mail order services for its members by a telecommunications infrastructure, as a base through its proprietary network terminal (SF-60). The telecommunication industry is undergoing continued deregulation which has enabled new enterprises to form, existing enterprises to merge and new technologies to be developed. We cannot predict what new companies and technologies will emerge from this evolving environment which may pose new competition to our business.

         From a macro viewpoint, AJOL is involved in the Network Service Provider (NSP) industry. Within this industry categorization, the Internet has taken the lead. As a trend of the industry, the revenues derived has not exceeded the excessive plant-and-equipment investment required for the telecom infrastructure, high connection fees and subscriber acquisition costs. However, AJOL offers its proprietary network service through its "handwritten database" using the Internet (OCN tie-up). Information dispatch can be performed in "handwriting" from the terminal of SF60 in which complicated operations are not required by the subscriber seeking access to the proprietary database. As such, our business would suffer if our customers' preference for handwritten communications declined. In addition, AJOL is not merely a network service provider enterprise. At the core of our corporate value is face to face interchange amongst our subscribers. AJOL holds approximately 500 meetings throughout Japan on an annual basis where its subscribers meet other subscribers. Within the background of AJOL's continued profitability in the turbulent NSP industry is its close interpersonal contact with its subscribers.

BASIS OF PRESENTATION

         INACTIVE PERIODS. PPOL was inactive as of September 30,1999, September 30, 2000 and September 30, 2001 and for the years then ended, with the exception of incurring immaterial administrative costs in each of those periods. The six month period ended March 31, 2002 was also inactive except for the certain professional fees and similar costs incurred in connection with the acquisition of AJOL which was effective April 1, 2002.

         ACQUISITION OF AJOL. Effective April 1, 2002, PPOL acquired one hundred percent of the outstanding stock of AJOL. The transaction was accounted for as a purchase and constitutes an "Acquired Business" within the meaning of Rule 3-05. AJOL has historically reported its operations on the basis of a fiscal year ending March 31, and PPOL has adopted March 31 as its fiscal year for consolidated financial reporting beginning effective March 31, 2002. AJOL maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in Japan. Certain adjustments and reclassifications have been incorporated in the financial information presented to conform with accounting principles generally accepted in the United States, (i.e. "GAAP"). AJOL reports its operations as a single business segment.

         PRODUCT SALES, NETWORK SERVICES. Product sales, sales of Pan Pacific Online subscriptions and the grant of distributor licenses are considered a bundled transaction for revenue recognition purposes. Revenue recognition from the sale of products and online subscriptions is deferred and recognized over the expected service period of the contracts. Costs are similarly deferred and matched against the revenue as it is recognized. Revenue from other online products and goods sold by Pan Pacific Online is recognized at the time the goods and products are delivered to the customer. All reported revenue is earned by AJOL's activities in Japan. The retail price of a MOJICO unit was approximately $2,865 as of March 31, 2002. The average price for an annual subscription to Pan Pacific Online, exclusive of the cost of the MOJICO equipment was $75 for the year ended March 31, 2002. AJOL anticipates that the average cost of the MOJICO equipment and Pan Pacific Online subscriptions will remain to be $2,865 and $75, respectively, for the foreseeable future. During the fiscal years ended March 31, 2002, 2001, and 2000, MOJICO unit sales were 35,210, 35,720, and 38,715.

         OTHER ON-LINE PRODUCTS. AJOL's has created a proprietary brand "Kamome" for use in the sale of products associated with AJOL. Kamome products may only be purchased by subscribers to the Pan Pacific Online network. The Kamome brand is granted to companies that sell products to AJOL through a distribution agreement with AJOL, and which pass AJOL's quality control criteria. The Kamome brand is added to the selling company's existing brand, and products are sold with dual branding. Additionally, AJOL is using the Kamome brand as a private brand on a limited basis. Kamome products appear in catalogs which are distributed quarterly to subscribers and updated via the AJOL database system. Revenues in this area would be negatively affected if we are unable to attain new vendors and maintain existing vendors in our Kamome program.

         COST OF SALES. Cost of sales are substantially comprised of the acquisition cost of products sold, and writeoffs of products considered to be slow moving or obsolete.

         DISTRIBUTOR INCENTIVES. Distributor incentives are primarily comprised of commissions paid to its distributors. AJOL pays commissions at the rate of 76% of "commissionable sales" on the sale of all tangible products, but none on services on which AJOL receives commissions from the service providers. Commissionable sales do not reflect the purchase price paid by its purchaser. Rather, the commissionable sales amount is determined solely by AJOL for each product to yield AJOL an aggregate margin targeted at 23% of the purchase price paid by the purchaser, in the aggregate, after deducting commissions paid and cost of goods sold.

         Distributors earn commission income on the sale of all tangible AJOL products, but none on services. Distributors are not required to maintain inventories, and therefore are not at financial risk if they do not complete sales. Distributors accept orders for MOJICO hardware as well as Kamome products and submit the orders to AJOL for processing. AJOL fills the orders and allocates the commission among the applicable levels of the distributor network. Currently, fifty percent (50%) of the sales price of each MOJICO unit is paid to subscriber distributors based on a commission schedule, which spreads the payout among the various levels of the distributor network. For MOJICO unit sales, this equates to 76% of "commissionable sales" described in the previous paragraph. In addition, distributor incentives include assistance payments made to distributors who establish retail outlets referred to as "Cabins." Subscribers that are also distributors who sell AJOL products on a full time basis independently operate these "Cabins". AJOL does not grant any exclusive distribution rights based on geographic boundaries.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses are comprised of payroll and related costs, marketing, public relations, meetings held for subscribers and prospective subscribers, depreciation and amortization, lease fees, telecommunications, and other operating expenses incurred in the ordinary course of the Company's business.

RESULTS OF OPERATIONS (unaudited)

         The table below sets forth certain statement of operations data as a percentage of total revenue for the six (6) months ended September 30, 2001 and 2002.

                                                SIX MONTHS ENDED SEPTEMBER 30,

                                                 2001        2002*
                                                 ----        ----
Revenue
Product Sales, Network Sales                     90.1%       87.8%
Other On-Line Products                            9.9%       12.2%
                                                ------      ------
      Total Revenue                             100.0%      100.0%
                                                ------      ------

Cost of Sales and Expenses
Cost of Sales                                    23.1%       22.3%
Distributor Incentives                           53.0%       52.3%
Selling, General and Administrative              16.7%       19.1%
                                                ------      ------
     Total Costs of Sales and Expenses           92.8%       93.7%

Operating Income                                  7.2%        6.3%
Other Income (Expense)                           -0.1%        0.0%
                                                ------      ------

Income Before Taxes                               7.1%        6.3%
                                                ------      ------

Income Taxes                                      2.1%        1.1%
                                                ------      ------

Net Income                                        5.0%        5.2%
                                                ======      ======

SIX MONTHS ENDED SEPTEMBER 30, 2002* COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 2001

PRODUCT SALES AND NETWORK SERVICES. For the six months ended September 30, 2002, revenues from product sales and network services maintained their levels with the same period of the prior year.

OTHER ON-LINE PRODUCTS. Revenues from other on-line products increased 25.84% for the six months ended September 30, 2002 over the comparable period of the prior year and reflect the company's continuing shift of revenues to Kamome products with a higher gross margin.

COST OF SALES. For the six months ended September 30, 2002, cost of sales, expressed as a percentage of sales has declined by 0.74% vs. the same period of the prior year. The change is immaterial and within the expected range of fluctuation of the sales mix.

DISTRIBUTOR INCENTIVES. For the six months ended September 30, 2002, distributor incentives, expressed as a percentage of sales, decreased by 0.68% vs. the same period of the prior year. This change is within the expected range of fluctuation of the distributor incentives commission matrix.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. For the six months ended September 30, 2002, expenses were higher than the comparable period in 2001 by 17.30%. This was primarily attributable to the Company holding more promotional meetings for current and prospective members, increased distributor expenses, expenses associated with the reverse merger, one-time fees relating to the release of a new integrated information system.

OPERATING INCOME. For the six months ended September 30, 2002, operating income decreased by 11.47% over the same period of the prior year. The decrease was primarily the result of higher selling, general and administrative expenses noted above.

INCOME TAXES. For the six months ended September 30, 2002, income taxes decreased by 45.37% over the same period of the prior year. The decrease was primarily the result of a deferred tax benefit received in the six months ended September 30, 2002.

NET INCOME. For the six months ended September 30, 2002, net income increased by 4.27% over the same period of the prior year. The increase was primarily the result of higher other online services revenue with better margins experienced due to the continuing shift towards Kamome products, as partially offset by higher selling, general and administrative expenses.

OTHER COMPREHENSIVE GAIN. For the six months ended September 30, 2002, Other Comprehensive Gain increased by 41.20% over the comparable period of the prior year. The increase was due to the cumulative foreign currency translation.

* For comparative purposes, 2002 is inclusive of AJOL's results of operations only. The operations of the parent for this time period were immaterial.


                                                     Years Ended March 31,
                                            --------------------------------------------
                                             2000              2001              2002
                                             ----              ----              ----
Revenue
Product Sales, Network Sales                 93.4%             90.9%             89.6%
Other On-Line Products                        6.6%              9.1%             10.4%

     Total Revenue                          100.0%            100.0%            100.0%

Costs of Sales and Expenses
Costs of sales                               27.4%             24.4%             23.0%
Distributor Incentives                       53.9%             53.0%             52.9%
Selling, General and Administrative          17.4%             19.1%             18.0%

     Total Costs of Sales and Expenses       98.7%             96.5%             93.9%

Operating Income                              1.3%              3.5%              6.1%
Other Income (Expense)                        0.0%              0.2%              0.0%

Income Before Taxes                           1.3%              3.7%              6.1%

Income Taxes                                 (1.2)%             4.8%              3.8%

Net Income                                    2.5%             (1.1)%             2.3%


YEAR ENDED MARCH 31, 2002 COMPARED TO YEAR ENDED MARCH 31, 2001

PRODUCT SALES AND NETWORK SERVICES. For the year ended March 31, 2002, revenues declined 9.96% from the prior year due primarily to the state of the Japanese economy. The decline was exacerbated by the negative impact of the currency exchange rate as MOJICO unit sales declined by only 3.38% from 35,720 to 34,510.

OTHER ON-LINE PRODUCTS. Despite the decline in MOJICO product and network services revenues, revenues from other on-line products increased 4.15% for the year ended March 31, 2002 over the comparable period of the prior year and reflects the company's continuing shift of revenues from products with a higher gross margin.

COST OF SALES. For the year ended March 31, 2002, cost of sales, expressed as a percentage of sales decreased by 1.4% vs. the same period of the prior year. The decline is consistent with the decline experienced in product sales.

DISTRIBUTOR INCENTIVES. For the year ended March 31, 2002, the change in distributor incentives, expressed as percentage of total revenue, declined by 0.10%. The change is immaterial and within the expected range of fluctuation of the sales mix.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The decline of 14.17% in expenses for the year ended March 31, 2002 over the comparable period of the prior year is attributable to management staying focused to reduce expenses. Concurrently, AJOL has used such reductions in expenses to hold more meetings for current and prospective members. The meetings are held, in part, as an investment in the future and thus the curtailment of meetings in times of weak economy will have a negative impact on the future growth of the company. Thus, meetings held during the year ended March 31, 2002 exceeded the number held in the prior year. Management is constantly evaluating its investment in the future against its current profitability.

OTHER INCOME EXPENSES, NET. During the year ended March 31, 2002, other income expenses, net had a change of approximately $357,000 over the prior year from other income, net of approximately $313,000 to other expense, net of $44,000. The primary cause of this change was a reduction in the amount of cash receipts from unidentifiable sources for the purchase of Kamome products. In Japan, payments are primarily received via direct wire transfers to the remittee's bank account and not by check or credit cards as in the United States. When the corresponding documentation is separately received, AJOL matches it to the appropriate remittance advice from the bank and arranges for the shipment of the related merchandise. AJOL waits for a period of four months for the corresponding documentation to be received. After the passage of four months, such unidentified cash receipts are booked to other income. While AJOL would honor subsequent receipt of the corresponding documentation, it has been extremely rare for AJOL to receive corresponding documentation after three months. Management attributes the decline in such cash receipts during the past year to the simplification of the corresponding documentation required by the remitter.

INCOME TAXES. Income tax expense, expressed as a ratio of income before income taxes has decreased to 61.94% for the year ended March 31, 2002 as compared to the prior year's 29.80% primarily from recognition of deferred income taxes in the prior year.

YEAR ENDED MARCH 31, 2001 COMPARED TO YEAR ENDED MARCH 31, 2000

PRODUCT SALES AND NETWORK SERVICES. For the year ended March 31, 2001, revenues declined 3.62% from the prior year due primarily to the state of the Japanese economy that continued into 2002. The decline was mitigated by 1.09% from the positive impact of the currency exchange rate as observed by MOJICO unit sales, which declined by 7.74% from 38,715 to 35,720.

OTHER ON-LINE PRODUCTS. Despite the decline in MOJICO product and network services revenues, revenues from other on-line products increased 38.11% for the year ended March 31, 2001 over the comparable period of the prior year and reflects AJOL's continuing shift of revenues from products with a higher gross margin.

COST OF SALES. For the year ended March 31, 2001, the change in cost of sales, expressed as a percentage of sales declined by 3.00% vs. the same period of the prior year. Management attributes the decline to revenue mix to higher gross profit percentage items.

DISTRIBUTOR INCENTIVES. For the year ended March 31, 2001, distributor incentives decreased 2.42% while total sales decreased 0.89%. The difference is attributable to revenues for which the amount of "commissionable sales" was lower than in the prior year.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The increase of 8.77% in expenses for the year ended March 31, 2001 over the comparable period of the prior year is attributable to holding more meetings for current and prospective members. The meetings are held, in part, as an investment in the future and thus the curtailment of meetings in times of weak economy will have a negative impact on the future growth of AJOL. Thus, more meetings were held in the year ended March 31, 2001 compared to the prior year.

OTHER INCOME, NET. The increase in other income, net for the year ended March 31, 2001 over the comparable period of the prior year is primarily attributable to (1) reduction in disposal of supplies due to changes in government imposed regulations of approximately $110,000, (2) reduction in interest expense of approximately $72,000, and (3) increase in cash receipts from unidentifiable sources.

INCOME TAXES. The change in income taxes, expressed as a percentage of income before income taxes has increased to 129.80% for the year ended March 31, 2001 as compared to the prior year's income tax benefit, expressed as a percentage of income before taxes, of 88.84%. This increase is primarily due to an increase in deferred income taxes.

LIQUIDITY AND CAPITAL RESOURCES

         Cash and cash equivalents totaled $11.72 million at March 31, 2002, an increase of $802,000 from March 31, 2001. Cash provided from operations during 2002 was $5,200,000, compared with $9,700,000 and $5,000,000, in 2001 and 2000, respectively. Cash used in investing activities, primarily comprised of purchase of property and equipment, was $2,853,000, $6,380,000, and $1,791,000 for the years ended March 31, 2002, 2001 and 2000. During the six months ended September 30, 2002, AJOL had incurred approximately $280,000 in capital expenditures for software development by third parties. At September 30, 2002, AJOL had no obligations to make any future capital expenditures, except for approximately $80,000 for development of software by third parties. Cash used for financing activities of $925,000, and $951,000 during the years ended March 31, 2002, and 2001, respectively, was entirely for dividends paid to shareholders. Cash used for financing activities of $5,861,000 for the year ended March 31, 2000, was entirely for net decrease in short-term borrowings. AJOL currently has available a $2.26 million revolving bank credit facility with Mizuho Bank, a Japanese bank, that is generally used to finance temporary operating cash requirements at 0.98% above money market rates expiring on August 31, 2003. This credit line was unused at March 31, 2002 and September 30, 2002. Management believes that cash flow from operations and the revolving credit facility will adequately meet its working capital needs for the foreseeable future.

         PPOL uses the U.S. dollar as its reporting currency for financial statement purposes. PPOL conducts business through its international subsidiary that uses local currency (Japanese yen) to denominate its transactions, and is, therefore, subject to certain risks associated with fluctuating foreign currencies. The resulting changes in the financial statements do not indicate any underlying changes in the financial position of the international subsidiary but merely reflect the adjustment in the carrying value of the net assets of the subsidiary at the current U.S. dollar exchange rate. Due to the long-term nature of PPOL's investment in this subsidiary, the translation adjustments resulting from these exchange rate fluctuations are excluded from the results of operations and are recorded in a separate component of consolidated stockholders' equity. PPOL monitors its currency exposures but does not hedge its translation exposures primarily due to the long-term nature of its investment.

         The high growth of the 1970s and the bubble economy and its collapse of the 1980s have exerted an immeasurable influence on Japanese business. The prolonged depression in Japan for the past ten (10) years has manifested in decreased business investment, reduced plant and equipment investment and brought about an increase in unemployment. As a result, consumer purchasing power has been decreasing sharply. Under such circumstances, corporate profits have come under intense pressures which promote a deflationary spiral. This deflationary spiral is characterized by investment reductions and cost reductions typically accomplished by wage cuts and employee dismissals. Devaluation of marketable securities and real estate induced further bad loans and it will take numerous years for Japan to work through this situation. The business of AJOL has been largely influenced by this sluggish Japanese economy. Under such economic conditions, a prolonged reduction in consumer purchasing power may have negative impacts on our revenues, liquidity and capital resources.

         PPOL has experienced positive cash flows in the six month period ended September 30, 2002 as a result of an approximate $3,900,000 increase in advances received. Advances received represent the balance of customer receipts prior to shipment of the MOJICO product. Cash flows generated from a decrease in deferred costs approximating $565,000 for the same six month period were more than offset by an increase in deferred revenues approximating $3,881,000. Deferred costs are comprised of costs of the MOJICO hardware and distributors commissions. Deferred costs are directly related to deferred revenues. Deferred costs and deferred revenue are amortized into income over the service period of three years.

NEW FINANCIAL ACCOUNTING PRONOUNCEMENTS

         In July 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write downs may be necessary. AJOL adopted SFAS No. 141 on July 1, 2001 with no material impact to AJOL's financial position or results of operations.

         In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. AJOL implemented SFAS No. 142 on April 1, 2001 with no material impact to AJOL's financial position or results of operations.

         In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. AJOL does not expect the adoption to have a material impact to the Company's financial position or results of operations.

         In August 2001, the FASB issued SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF". SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable and is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sales, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disclosed are reported at the lower of the carrying amount or fair value less costs to sell. AJOL adopted SFAS No. 144 on April 1, 2002. AJOL anticipates that adoption of SFAS No. 144 will not have a material impact to AJOL's financial position or results of operations.

         In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. AJOL does not expect the adoption to have a material impact to AJOL's financial position or results of operations.

         In June 2002, the FASB issued Statement No. 146, "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES". This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY (INCLUDING CERTAIN COSTS INCURRED IN A RESTRUCTURING)". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. AJOL does not expect the adoption to have a material impact to AJOL's financial position or results of operations.

         In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions--an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

         In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. Interpretation 46 changes the criteria by which one company includes another entity in its financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

ITEM 3:    PROPERTIES

         PPOL leases a 1,793 square foot office suite located at One City Boulevard West, Suite 870, Orange, CA 92868. The lease commenced October 1, 2002 and expires September 30, 2004. The lease does not provide for options to extend or renew the lease.

         AJOL sub-leased the sixth floor, comprising approximately 10,623 square feet, located in the Oval Building in Tokyo, Japan, from Forval Corporation, which owns 59.17% of PPOL's common shares. This facility was utilized as AJOL's headquarters until the sub-lease was cancelled on March 31, 2003 without penalty. The sub-lease originally commenced and was set to expire on April 1, 2002 and March 31, 2004, respectively.

         AJOL subsequently leased the larger third floor, comprising approximately 11,818 square feet located in the same Oval Building in Tokyo, Japan, directly from the landlord. This facility is currently utilized as AJOL's headquarters. The lease term is April 1, 2003 to March 31, 2005. This facility now houses the finance and accounting department which was previously located in a separate building as described below.

         AJOL also leased one floor, comprising approximately 1,497 square feet, located in the Shibuya Yasuda Building in Tokyo, Japan. This facility was utilized by AJOL's finance and accounting department until March 31, 2003 when it relocated with all other AJOL departments to the third floor in the Oval Building described above.

ITEM 4:    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           A. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         PPOL has issued and outstanding only one class of capital stock (i.e., common stock). PPOL is also authorized to issue 5,000,000 shares of preferred stock. There are no issued and outstanding shares of PPOL preferred stock. The following tables discloses information regarding the beneficial ownership of PPOL's common stock as of August 15, 2002 by each person who is known by PPOL to beneficially own more than five percent of PPOL's capital stock.

                                  COMMON STOCK

                                      NUMBER OF SHARES OF         PERCENT
                                         COMMON STOCK               OF
NAME AND ADDRESS OF OWNER            BENEFICIALLY OWNED(5)         CLASS
-------------------------           ---------------------         -------

Forval Corporation
JBP Oval Building
Jingu-mae 5-52-2, Shibuya-ku
Tokyo 150-0001, Japan                    10,647,594                59.17%

Leo Global Fund(*)
Sogo Hirakawa-cho Building 10F
4-12, Hirakawa-cho 1-chome
Chiyoda, Tokyo 102-0093, Japan            6,447,580                35.83%

-------------
(5) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Forval Corporation listed above has sole voting and investment power of the shares beneficially owened by it. Mr. Nobua Takada, the chief executive officer of Leo Global fund has the power to vote Leo Global Funds's PPOL shares.

(*) The majority owner of Leo Global Fund is AJOO, a leading distributor of AJOL. Forval does not have any equity interest in AJOO.

           B. SECURITY OWNERSHIP OF MANAGEMENT

         The following table discloses information regarding the beneficial ownership of PPOL's common stock, as of August 15, 2002, by the directors and executive officers of PPOL.

                                  COMMON STOCK

                                   NUMBER OF SHARES OF           PERCENT
                                     COMMON STOCK                  OF
NAME AND ADDRESS OF OWNER         BENEFICIALLY OWNED(6)           CLASS
-------------------------        ----------------------          -------

Nobuo Takada, 10th floor,
Sogo Hirakawa-cho Building,
1-4-12 Hirakwa-cho,
Chiyoda-ku,
Tokyo, Japan 102-0093                  6,447,580                 35.83%(7)

Yoshihiro Aota, 6th floor,
Oval Building, 5-52-2
Jingu-mae, Shibuya-ku,
Tokyo, Japan 150-0001                          0                     0%

Kazushige Shimizu, 6th floor,
Oval Building, 5-52-2
Jingu-mae, Shibuya-ku,
Tokyo, Japan 150-0001                          0                     0%(8)

ITEM 5:    DIRECTORS AND EXECUTIVE OFFICERS

A. PPOL'S DIRECTORS AND EXECUTIVE OFFICERS

           PPOL's directors and executive officers are comprised of the following persons:

        NAME               AGE                         POSITION
        ----               ---                         --------

Nobuo Takada                54          Chairman of the Board, Chief Executive
                                            Officer
Yoshihiro Aota              57          Director, President and Chief Operating
                                            Officer
Kazushige Shimizu           57          Director, Chief Financial Officer and
                                            Secretary

---------------
(6) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The owners listed above have sole voting and investment power of the shares beneficially owned by them.

(7) Includes 6,447,580 shares owned by Leo Global Fund for which Mr. Nobuo Takada serves as its Chief Executive Officer. Mr. Takada has the power to vote Leo Global Fund's PPOL shares.

(8) Does not include 10,647,597 shares owned by the Forval Corporation for which Mr. Kazushige Shimizu serves as a Director.

(i)        Terms of Office

         The three PPOL directors listed above each began their term of office on August 15, 2002. According to PPOL's bylaws, their terms of office extend to the next annual shareholders meeting of PPOL, to be held in or about July, 2003.

B. PPOL'S SUBSIDIARY'S (AJOL) DIRECTORS AND EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES


      NAME                     AGE                         POSITION
      ----                     ---                         --------
Yoshihiro Aota                  57               President & CEO and Director
Manabu Nakamura                 54                         Director
Masao Yamamoto                  53                         Director
Tetsushi Nishikawa              38          Supervisor of Electronic Data Processing Center
Yuji Kamata                     39               Supervisor of Membership Department
Shingo Kanazawa                 38               Supervisor of Operations Department

           (1)       Business Experience

NOBUO TAKADA,

         Chairman of the Board and Chief Executive Officer of PPOL. Mr. Takada holds a B.S. in Economics from Doshisha University and a MBA from Indiana University. Mr. Takada joined Daiwa Securities in 1970 as a staff analyst in the Research department and has held various positions in research, corporate finance, trading and information systems at Daiwa Securities offices in Kyoto, Tokyo, and Geneva, Switzerland. In 1992, Mr. Takada founded Aston Holdings, an investment firm in Tokyo, Japan. In 1996, Mr. Takada formed Boston Advisory Services, an investment advisory firm in Tokyo, Japan, where he currently serves as its CEO. Mr. Takada is the CEO of Leo Global Fund, which holds 35.83% of PPOL's common shares.

YOSHIHIRO AOTA,

         Director, President and Chief Operating Officer of PPOL and President and CEO and Director of AJOL. Mr. Aota holds a Bachelor of Science degree from Tokyo University. From 1987 to 1991 Mr. Aota held the following positions with Katena Corporation, a Japan corporation: Head, Business Planning (1987-1988); Managing Director, Business Planning (1988-1989); and Managing Director, Business Administration (1989-1991). From 1991 to 1994 Mr. Aota then held the following positions with Forval Corporation, which holds 59.17% of PPOL's common shares: Director, Business Strategy (Jan. 1991 - Jun. 1991); Director, PC Business (1991-1993); and Director, NW Business (1993-1994). Mr. Aota has been the President and a director of AJOL since October, 1994.

KAZUSHIGE SHIMIZU,

         Director, Chief Financial Officer and Secretary of PPOL. Mr. Shimizu graduated from Tohoku Gakuin University with a B.S. in Economics in 1968. From 1968 to 1982, Mr. Shimizu worked in the accounting department of Niigata Transport Co., Ltd. In 1982, Mr. Shimizu became a Section Chief, Accounting Manager at Emplas Corporation, and held that position until 1990, when he became the Assistant General Manager, Accounting Department of Forval Corporation. Mr. Shimizu has held various management positions with Forval Corporation in accounting, finance, administration and became a director in 1995. In 2001, Mr. Shimizu became the President of Forval Lanaissance, a wholly owned subsidiary of Forval Co., Ltd.

MANUBU NAKAMURA,

         Director of AJOL. Mr. Nakamura holds a Bachelor of Political Science degree from Seikei University. Mr. Nakamura has served as a director of AJOL since March 2000. From 1992 until 1995 Mr. Nakamura served as Managing Director of Drug Ando Corporation, a Japan corporation. Mr. Nakamura joined AJOL in June 1995 as general manager of the Sales department and was transferred to the Business Operations department as its general manager in March 1996. In October 1999, he became the general manager of the Customer Center department. In March 2000, he was appointed Director, and retained his position as general manager of the Customer Center department.

MASAO YAMAMOTO,

         Director of AJOL. Mr. Yamamoto graduated from Koganei Industrial High School in 1968. From 1993 to 1996 Mr. Yamamoto served as Director, Accounting, Educational Affairs for Area-Promotional Educational Corporation, a Japan corporation. Mr. Yamamoto has been an employee of AJOL since February 1996. In March, 1996, he became the general manager of the Accounting department and was transferred to the Business Planning department as its general manager In March, 2000 he was appointed Director, and retained his position as general manager of the Business Planning department. (2) Directorships

TETSUSHI NISHIKAWA,

         Electronic Data Processing Center Supervisor of AJOL. Mr. Nishikawa holds a Bachelor of Law degree from Kokushikan University. He joined AJOL in 1997 in the sales department and later became the supervisor of the sales department. In 2000, Mr. Nishikawa began his current position as supervisor of the Electronic Data Processing Center. Prior to joining AJOL, Mr. Nishikawa was employed by Forval Corporation.

YUJI KAMATA,

         Membership Department Supervisor of AJOL. Mr. Kamata holds a diploma from Hana Gakuen Culinary School. He joined AJOL in 1995, prior to which he worked in the restaurant and food service industry. Mr. Kamata has held the supervisor position in the operating and sales departments. Mr. Kamata began his current position as the Supervisor of the Membership Department in 2002.

SHINGO KANAZAWA,

         Operations Department Supervisor of AJOL. Mr. Kanazawa holds a Bachelor of Science degree in Economics from Komazawa University. He joined AJOL in 1997 and has held the supervisor position in the following departments: customer service, operations, sales and service. Since 2002, Mr. Kanazawa has been serving as the Operations Department Supervisor. Prior to joining AJOL, Mr. Kanazawa was employed by Forval Corporation.

         (3) Involvement in Certain Legal Proceedings

           NONE.

ITEM 6:    EXECUTIVE COMPENSATION

A. PPOL

         Up to and including PPOL's last fiscal year ending September 30, 2001, no executive officer of PPOL has received any compensation.

B. AJOL

                           SUMMARY COMPENSATION TABLE

NAME AND POSITION                 YEAR      SALARY        BONUS        TOTAL
-----------------                 ----      ------        -----        -----
                                             (9)           (9)          (9)

Yoshihiro Aota, President and     2002      $157,807     $216,283     $374,090
CEO, and Director                 2001      $162,969     $172,022     $334,991
                                  2000      $162,292     $0           $162,292

Manabu Nakamura, Director         2002      $ 98,465     $ 32,042     $130,507
                                  2001      $109,624     $ 40,072     $149,698
                                  2000      $ 66,991     $ 49,941     $116,932

Masao Yamamoto, Director          2002      $ 98,946     $ 32,043     $130,988
                                  2001      $109,805     $ 35,364     $145,169
                                  2000      $ 65,467     $ 63,691     $129,158

Tetsushi Nishikawa, Supervisor    2002      $ 46,621     $ 40,821     $ 87,442
                                  2001      $ 47,705     $ 47,071     $ 99,775
                                  2000      $ 44,333     $ 60,607     $104,940

Yuji Kamata, Supervisor           2002      $ 44,306     $ 38,058     $ 82,364
                                  2001      $ 47,198     $ 63,820     $111,018
                                  2000      $ 45,598     $ 51,988     $ 97,583

Shingo Kanazawa, Supervisor       2002      $ 43,906     $ 35,176     $ 79,082
                                  2001      $ 46,499     $ 41,597     $ 88,096
                                  2000      $ 44,938     $ 24,525     $ 69,463

SUMMARY OF EMPLOYMENT AGREEMENTS

         AJOL has entered into employment agreements with Masao Yamamoto and Manabu Nakamura for the term July 1, 2002 through June 30, 2003. Each agreement provides for annual compensation to Mr. Yamamoto and Mr. Nakamura in the sum of $100,000 per year. The agreements also provide for business travel per diem expenses of $100 per day. Each of the agreements provides for services in the area of sales, operations, administration, finance, manufacturing, logistics, distribution, recruiting and research and development, and such other responsibilities assigned to each of these individuals by AJOL.

         Additionally, AJOL has employment agreements with Tetsushi Nishikawa, Yuji Kamata and Shingo Kanazawa. Each agreement is for the term commencing April 1, 2002 and terminating March 31, 2003. The agreements provide Mr. Nishikawa with annual compensation of $43,500, Mr. Kamata with $44,496 and Mr. Kanazawa with $42,504. Each is entitled to reimbursement of business travel at the rate of $42 per day. Each may receive a bonus twice a year based on monthly compensation of one (1) to three (3) months. The bonus is discretionary and may be paid, if at all, based upon AJOL's results of operations. Each of the foregoing individuals has responsibilities in the areas of sales, operations, administration, finance, manufacturing, logistics, distribution, recruiting, research and development and other responsibilities assigned to each by AJOL.

ITEM 7:    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. TRANSACTIONS WITH MANAGEMENT AND OTHERS

         AJOL, PPOL's wholly-owned subsidiary, subleased office space from Forval Corporation, PPOL's majority shareholder. AJOL paid rent to Forval Corporation in the amount of approximately $48,000 per month pursuant to a lease which commenced April 1, 2002, and terminated March 31, 2003. The lease covered approximately 10,623 square feet of space. AJOL believes that the lease rate is equal to fair rental value of the space.

--------------
(9) Salaries and bonuses are paid by AJOL in Japanese yen. The figures in this table have been converted into US dollars by applying the fiscal year's average exchange rate of each respective fiscal year. These exchange rates are the following: for 2002, 1 $US = 124.84(Y)JPN: for 2001, 1 $US = 110.45(Y)JPN: and for 2000 1 $US = 110.91(Y)JPN

B. CERTAIN BUSINESS RELATIONSHIPS

           NONE

ITEM 8:    LEGAL PROCEEDINGS

           None.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON PPOL'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

A. MARKET INFORMATION

         There is no public trading market for PPOL's securities. PPOL intends to apply for inclusion of its common shares on the Over the Counter Electronic Bulletin Board. However, there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. Quotations on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. There are also no outstanding securities convertible into PPOL common stock, nor are there any outstanding options or warrants to purchase PPOL's common stock. 899,746 shares of common stock of PPOL are currently eligible for resale under Rule 144 of the Securities Act of 1933, as amended, and other exemptions.

         Holders of PPOL's common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. PPOL does not anticipate the declaration or payment of any dividends in the foreseeable future.

         PPOL intends to retain earnings, if any, to finance the development and expansion of its business i.e. the business of AJOL. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, PPOL's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

         PPOL's registrar and transfer agent is U.S. Stock Transfer Corporation, Glendale, California.

B. HOLDERS

         As of the date of this registration statement, there are approximately 2,500 record holders of PPOL's common stock.

C. DIVIDENDS

         PPOL has not paid any cash or other dividends on its common stock since its inception.

ITEM 10:   RECENT SALES OF UNREGISTERED SECURITIES

         Effective August 15, 2002, PPOL issued a total of 17,095,174 shares of common stock in exchange for all 7,000 of the issued and outstanding shares of AJOL. In this transaction, PPOL issued 10,647,594 shares to Forval Corporation, a Japan corporation ("Forval") in exchange for Forval's 5,000 shares of AJOL stock, and 6,447,580 shares to Leo Global Fund ("Leo"), a Cayman Islands Fund, in exchange for the remaining 2,000 shares of AJOL stock owned by Leo.

         This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. Both Forval and Leo qualified as "accredited investors" as per Rule 501(a) of the Securities Act of 1933, as amended, and neither received any general solicitation in regard to the sale.

ITEM 11:   DESCRIPTION OF PPOL'S SECURITIES TO BE REGISTERED

                                  COMMON STOCK

         PPOL is authorized to issue 100,000,000 shares of common stock. As of the date of this Form 10 Registration Statement, 17,994,920 shares of PPOL common stock are issued and outstanding. All the common stock is fully paid and non-assessable. PPOL is also authorized to issue 5,000,000 shares of preferred stock. There are no issued and outstanding shares of PPOL preferred stock.

         Each outstanding share of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of the shareholders. Each shareholder may exercise such vote either in person or by proxy. Shareholders are entitled to cumulate their votes in the election of directors in accordance with Sections 301.5 and 708 of the California Corporations Code. A majority vote is sufficient for most actions requiring the vote or concurrence of shareholders. Two (2) of PPOL's shareholders own directly approximately 95% of PPOL's capital stock. As such, these shareholders will be in a position to constitute a majority of the shareholders at any vote of shareholders including the election of directors.

         There are no preemptive or subscription or other preferential or conversion rights to purchase additional shares of PPOL's common stock. Upon liquidation, dissolution or winding up of PPOL, the holders of the common stock are entitled to receive, pro rata, the assets of PPOL which are legally available for distribution to shareholders subject to the prior liquidation rights of creditors.

         (i) Modification of Shareholder Rights Other Than By Vote of
Shareholders

         The bylaws of PPOL provide that the board of directors may adopt, amend, or repeal any bylaw other than a bylaw (or amendment) changing the authorized number of directors.

ITEM 12:   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         PPOL's bylaws provide that PPOL shall have the authority to indemnify its directors and officers to the full extent permitted by Section 317 of the California Corporations Code. In addition, the bylaws permit the corporation, upon a determination of the board of directors, to purchase and maintain insurance on behalf of the directors and officers of PPOL against any liability arising out of their status as directors and officers. Such insurance may be purchased and maintained even if PPOL would not have the authority to indemnify the officer or director.

ITEM 13:   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         PPOL's financial statements are included in a separate section of this Form 10 following Item 15, below.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

           None.

ITEM 15:   FINANCIAL STATEMENTS AND EXHIBITS

           (a) Financial Statements (Attached).

                     (i) PPOL audited financial statements for the years ended March 31, 2002, 2001 and 2000;

                     (ii)      PPOL financial statements (unaudited) for the six
                               (6) months ended September 30, 2002 and 2001;

                     (iii) Diversified Strategies, Inc. audited financial statements for the six (6) months ended March 31, 2002 and for the years ended September 30, 2001, 2000 and 1999.

           (b) Exhibits (Attached to Form 10 initially filed on November 1,
2002.)

                  2.0      Stock Purchase and Business Combination Agreement
                  3.1      Articles of Incorporation and Amendments thereto
                  3.2      Bylaws
                  10.1     Yamamoto Employment Contract
                  10.2     Nakamura Employment Contract
                  10.3     Nishikawa Employment Contract
                  10.4     Kanazawa Employment Contract
                  10.5     Kamata Employment Contract
                  10.6     Consulting Services Agreement between PPOL, Inc. and
                           ECO2, LLC dated September 25, 2002
                  21       Subsidiaries of PPOL

                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, PPOL has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             PPOL, Inc.,
                                             a California corporation

Date: August 12, 2003                   By:      /S/ NOBUO TAKADA
                                                 -------------------------------
                                                 Nobuo Takada,
                                                 Chief Executive Officer

Date: August 12, 2003                   By:      /S/ KAZUSHIGE SHIMIZU
                                                 -------------------------------
                                                 Kazushige Shimizu,
                                                 Secretary and Chief Financial
                                                  Officer

                                   PPOL, INC.

                              FINANCIAL STATEMENTS

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

                                    CONTENTS

                                                                         Page
                                                                         ----

INDEPENDENT AUDITORS' REPORT                                              F-1

FINANCIAL STATEMENTS:
  Balance Sheets                                                          F-2
  Statements of Income and Comprehensive Income                           F-3
  Statement of Shareholders' Deficit                                      F-4
  Statements of Cash Flows                                                F-5
  Notes to Financial Statements                                        F-6 - F15

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
PPOL, Inc.:

We have audited the accompanying balance sheets of PPOL, Inc. (formerly Diversified Strategies, Inc.) as of March 31, 2002 and 2001, and the related statements of income and comprehensive income, shareholders' deficit, and cash flows for each of the three years in the period ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the financial statements, certain errors resulting in (overstatements) understatements of amounts previously reported on the accompanying balance sheets as of March 31, 2002 and 2001, and the related statements of income and comprehensive income, shareholders' deficit, and cash flows for each of the three years in the period ended March 31, 2002, were discovered by management of the Company during the current year. Accordingly, the financial statements have been restated to reflect these adjustments to correct for these errors.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
June 27, 2002, except for Note 6, which is July 10, 2003

                                                       PPOL, INC.

                                                     BALANCE SHEETS


                            ASSETS
                                                                                 March 31,               March 31,
                                                                                   2002                    2001
                                                                                (Restated)              (Restated)
                                                                                   ----                    ----

CURRENT ASSETS:
  Cash and cash equivalents                                                   $    11,716,893        $    10,914,661
  Trade accounts receivable, net of allowance for
    doubtful accounts of $7,000 and $5,000                                          2,390,823                997,367
  Inventories                                                                       1,077,047              3,073,533
  Advance payments to related parties                                               1,987,008              3,082,459

  Deferred income taxes                                                            10,055,692             10,583,524
  Prepaid expenses and other                                                          354,514                150,236
                                                                              ----------------       ----------------

          Total current assets                                                    27,581,977            28,801,780

PROPERTY AND EQUIPMENT, NET                                                         6,927,851              7,492,863
DEFERRED COSTS                                                                     112,114,093             119,754,766
DEFERRED INCOME TAXES                                                               6,693,738              8,139,283
LEASE DEPOSITS, RELATED PARTIES                                                       601,167              1,210,157
OTHER ASSETS                                                                          864,778                873,416
                                                                              ----------------       ----------------

                                                                              $   154,783,604        $   166,272,265
                                                                              ================       ================

                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including related parties                                 $    12,731,466        $    14,902,894
  Advances received                                                                 2,342,533              2,442,322
  Income taxes payable                                                              1,458,752              1,906,151
  Other current liabilities                                                         1,624,743              1,220,540
                                                                              ----------------       ----------------

          Total current liabilities                                               18,157,494            20,471,907
                                                                              ----------------       ----------------

  DEFERRED REVENUE                                                                 148,436,967             161,256,757
                                                                              ----------------       ----------------

SHAREHOLDERS' DEFICIT:
  Common stock; $0.001 par value; 100,000,000 shares
    authorized; 17,095,174 shares issued and outstanding                               17,095                 17,095
  Additional paid-in capital                                                        3,392,605              3,392,605
  Total other comprehensive income                                                  6,538,859              4,965,123
  Accumulated deficit                                                             (21,759,416)           (23,831,222)
                                                                              ----------------       ----------------

          Total shareholders' deficit                                             (11,810,857)           (15,456,399)
                                                                              ----------------       ----------------

                                                                              $   154,783,604        $   166,272,265
                                                                              ================       ================

The accompanying notes are an integral part of these financial statements.


                                                  PPOL, INC.

                                 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                                                  Year ended          Year ended          Year ended
                                                March 31, 2002      March 31, 2001      March 31, 2000
                                                  (Restated)          (Restated)          (Restated)
                                                --------------      --------------      --------------

NET REVENUE:
  Product sales and network services            $ 116,375,620       $ 129,251,997       $ 134,109,566
  Other on-line services                           13,537,232          12,998,276           9,411,544
                                                --------------      --------------      --------------

          Total                                   129,912,852         142,250,273         143,521,110
                                                --------------      --------------      --------------

COSTS AND EXPENSES:
  Cost of sales                                    29,943,101          34,663,611          39,284,718
  Distributor incentives                           68,694,708          75,435,194          77,302,394
  Selling, general and administrative
    expenses                                       23,356,430          27,212,732          25,018,526
                                                --------------      --------------      --------------

          Total costs and expenses                121,994,239         137,311,537         141,605,638
                                                --------------      --------------      --------------

OPERATING INCOME                                    7,918,613           4,938,736           1,915,472
                                                --------------      --------------      --------------

OTHER INCOME (EXPENSE):
  Interest expense                                     (8,155)                 --             (71,571)
  Other income (expense), net                         (36,087)            313,434             124,947
                                                --------------      --------------      --------------

          Other income (expense), net                 (44,242)            313,434              53,376
                                                --------------      --------------      --------------

INCOME BEFORE INCOME TAXES                          7,874,371           5,252,170           1,968,848
                                                --------------      --------------      --------------

INCOME TAXES:
  Current                                           2,903,977           3,633,349           2,816,402
  Deferred                                          1,973,377           3,183,755          (4,565,437)
                                                --------------      --------------      --------------

          Total income taxes                        4,877,354           6,817,104          (1,749,035)
                                                --------------      --------------      --------------

NET INCOME (LOSS)                                   2,997,017          (1,564,934)          3,717,883

OTHER COMPREHENSIVE GAIN (LOSS) -
   cumulative foreign currency translation          1,573,736           7,689,322          (2,724,199)
                                                --------------      --------------      --------------

COMPREHENSIVE INCOME                            $   4,570,753       $   6,124,388       $     993,684
                                                ==============      ==============      ==============

NET INCOME PER COMMON SHARE,
  Basic and diluted                             $        0.18       $       (0.09)      $        0.22
                                                ==============      ==============      ==============

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING -
  basic and diluted                                17,095,174          17,095,174          17,095,174
                                                ==============      ==============      ==============

The accompanying notes are an integral part of these financial statements.


                                                            PPOL, INC.

                                                STATEMENT OF SHAREHOLDERS' DEFICIT


                                    Common Stock          Additional   Cumulative Other                         Total
                                    ------------            Paid-In      Comprehensive     Accumulated      Shareholders'
                                Shares         Amount       Capital          Loss            Deficit           Deficit
                                                                          (Restated)        (Restated)        (Restated)
                                ------         ------       -------          ----            -------           -------

Balance, March 31, 1999         17,095,174    $   17,095  $  3,392,605   $            -   $  (25,033,521)   $  (21,623,821)

Cumulative foreign
  currency translation
  adjustment                                                                 (2,724,199)                        (2,724,199)
Net income                               -             -             -                        3,717,883          3,717,883
                              -------------   ----------- -------------  ---------------  --------------    ---------------

Balance, March 31, 2000         17,095,174        17,095     3,392,605       (2,724,199)    (21,315,638)       (20,630,137)

Cumulative foreign
  currency translation
  adjustment                                                                  7,689,322                          7,689,322
Dividends paid                           -             -             -                -        (950,650)          (950,650)
Net loss                                                                                     (1,564,934)        (1,564,934)
                              -------------   ----------- -------------  ---------------  --------------    ---------------

Balance, March 31, 2001         17,095,174        17,095     3,392,605        4,965,123     (23,831,222)       (15,456,399)

Cumulative foreign
  currency translation
  adjustment                                                                  1,573,736                          1,573,736
Dividends paid                           -                                                     (925,211)          (925,211)
Net income                                                                                    2,997,017          2,997,017
                              -------------   ----------- -------------  ---------------  --------------    ---------------

Balance, March 31, 2002         17,095,174    $   17,095  $  3,392,605   $    6,538,859   $  (21,759,416)   $  (11,810,857)
                              =============   =========== =============  ===============  ===============   ===============

The accompanying notes are an integral part of these financial statements.


                                                         PPOL, INC.

                                                  STATEMENTS OF CASH FLOWS

                                                                   Year ended         Year ended         Year ended
                                                                 March 31, 2002     March 31, 2001     March 31, 2000
                                                                   (Restated)         (Restated)          (Restated)
                                                                 -------------      -------------      -------------

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income (loss)                                              $  2,997,017       $ (1,564,934)      $  3,717,883
                                                                 -------------      -------------      -------------

  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
      Depreciation and amortization                                 2,704,124          5,137,666          4,434,906
      Loss on sales/disposal of property and equipment, net           696,257            864,869            731,046
      Deferred income taxes                                         1,973,377          3,183,755         (4,565,437)

  CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:
      Trade accounts receivables                                   (1,536,427)         1,007,182           (630,875)
      Inventories                                                   1,947,894         (1,334,577)         2,124,279
      Advance payments to related parties                             990,208         (3,504,929)                --
      Deferred costs                                                1,376,081          1,315,247            775,027
      Prepaid expenses and other                                     (225,463)           (92,955)            42,061

    INCREASE (DECREASE) IN LIABILITIES:
      Accounts payable, including related parties                  (1,467,890)         4,765,300         (6,636,725)
      Advances received                                                31,465           (347,648)          (155,584)
      Deferred revenue                                             (4,541,878)           456,951          5,413,204
      Income taxes payable                                           (367,986)           (80,235)         1,161,425
      Other current liabilities                                       668,196           (117,477)        (1,424,358)
                                                                 -------------      -------------      -------------

          Total adjustments                                         2,247,958         11,253,149          1,268,969
                                                                 -------------      -------------      -------------

          Net cash provided by operating activities                 5,244,975          9,688,215          4,986,852
                                                                 -------------      -------------      -------------

CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment                         82,699             28,398                 --
  Purchase of property and equipment                               (3,427,638)        (6,956,124)        (1,717,286)
  Net decrease in lease deposits, related parties                     605,574            802,580                 --
  Purchase of patent right from Forval                                     --                 --           (252,455)
  Other assets                                                       (113,818)          (254,924)           178,882
                                                                 -------------      -------------      -------------

          Net cash used for investing activities                   (2,853,183)        (6,380,070)        (1,790,859)
                                                                 -------------      -------------      -------------

CASH FLOWS USED FOR FINANCING ACTIVITIES:
  Net decrease in short-term borrowings                                    --                 --         (5,860,554)
  Dividends paid                                                     (925,211)          (950,650)                --
                                                                 -------------      -------------      -------------

          Net cash used for financing activities                     (925,211)          (950,650)        (5,860,554)
                                                                 -------------      -------------      -------------

EFFECTS OF EXCHANGE RATE                                             (664,349)        (2,260,068)           480,995
                                                                 -------------      -------------      -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  802,232             97,427         (2,183,566)
CASH AND CASH EQUIVALENTS, beginning of year                       10,914,661         10,817,234         13,000,800
                                                                 -------------      -------------      -------------

CASH AND CASH EQUIVALENTS, end of year                           $ 11,716,893       $ 10,914,661       $ 10,817,234
                                                                 =============      =============      =============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                  $      5,375       $         --       $     71,562
                                                                 =============      =============      =============

  Income taxes paid                                              $  3,271,971       $  3,713,574       $  1,654,975
                                                                 =============      =============      =============

The accompanying notes are an integral part of these financial statements.

                                   PPOL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         ORGANIZATION:

                  PPOL, Inc. ("PPOL" or the "Company") (formerly Diversified Strategies, Inc.), incorporated on May 19, 1993 in California, is primarily engaged in sales of multi-functional telecommunications equipment called MOJICO. The Company distributes MOJICO throughout Japan through a network marketing system. The Company has a network of registered distributors located throughout Japan that introduce purchasers to the Company. The Company operates in one operating segment.

                  Using MOJICO, the Company provides original telecommunication services called "Pan Pacific Online," including MOJICO bulletin board and mail services. The Company also provides various other on-line services through Pan Pacific Online such as ticket and mail-order services. These sales and services are provided in Japan.

                  Sales of MOJICO hardware, Pan Pacific Online subscriptions and other on-line services were as follows:

    Fiscal                                   Pan Pacific
  year ended             "MOJICO"               Online               Consumer
  March 31,              hardware            Subscriptions           Products             Total
  ---------              --------            -------------           --------             -----
     2002               103,978,519            12,397,101           13,537,232         $129,912,852
     2001               117,015,871            12,236,126           12,998,276          142,250,273
     2000               126,525,568             7,583,998            9,411,544          143,521,110

                  Effective August 22, 2002, the Company amended its articles of incorporation to increase its authorized shares of common stock from 10,000,000 to 100,000,000, change its name to PPOL, Inc. and effected a 7 to 1 reverse stock split. All share data presented in these financial statements have been affected for the reverse stock split.

                  On August 15, 2002, AJOL Co., LTD. ("AJOL") was acquired by PPOL in a transaction accounted for as a reverse merger. The Company issued 899,746 shares (post split) of its common stock for all of the issued and outstanding common stock of AJOL. These shares will be added into the outstanding shares of the Company on the date of the transaction, August 15, 2002; accordingly, they will then be included in the total common shares outstanding as of September 30, 2002. Prior to the reverse merger, PPOL had no business activity, thus pro-forma information as though the Company's had been combined for all periods presented has not been provided. For legal purposes, PPOL is the acquirer; for accounting purposes, AJOL has been treated as the acquirer and accordingly, AJOL is presented as the continuing entity, and the historical financial statements are those of AJOL. AJOL and PPOL are collectively referred to as the "Company."

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION:

                  The Company maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in Japan. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform with accounting principles generally accepted in the United States of America ("U.S. GAAP"). These adjustments were not recorded in the statutory books of account. The principal adjustments relate to accounting for:
                  (1) revenue and related cost adjustment, (2) compensated absences and (3) deferred assets.

         TRANSLATION OF FOREIGN CURRENCY:

                  The Company's functional currency is the Japanese Yen and its reporting currency is the United States Dollar. The Company translates the foreign currency financial statements in accordance with the requirements of SFAS No. 52," Foreign Currency Translation." Assets and liabilities are translated at the exchange rate as of the respective balance sheet dates and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity (deficiency). Foreign currency transaction gains and losses are included in determining net income.

         USE OF ESTIMATES:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

         FINANCIAL INSTRUMENTS:

                  The carrying amount of the Company's financial instruments, which include cash and cash equivalents, trade accounts receivable and accounts payable approximate their fair values as of March 31, 2002, 2001 and 2000.

         CASH AND CASH EQUIVALENTS:

                  Cash and cash equivalents include all highly liquid investments, generally with original maturities of three months or less, those are readily convertible to known amounts of cash and are so near maturity that they present insignificant risk of changes in value because of changes in interest rates.

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         CONCENTRATION OF CREDIT RISK:

                  Financial instruments that potentially subject the Company to concentration of credit risk consist of trade receivables and cash and cash equivalents. The Company collects the significant portion of payments from the ultimate customers through major credit card and loan companies. One credit company comprised 35.4% and 20.1% of accounts receivable at March 31, 2002 and 2001, respectively. The Company maintains cash deposits with major banks. The Company periodically assesses the financial conditions of the institutions and believes that the risk of any loss is minimal.

         INVENTORIES:

                  Inventories, consisting of purchased merchandise for resale, are valued at the lower of cost (which is determined by the weighted average method) or market.

         ADVANCE PAYMENTS AND ADVANCES RECEIVED:

                  Advance payments to related parties are prepayments to a specific vendor by the Company for the MOJICO product. An advance payment of 60% of the purchase price is to be paid to the vendor prior to the shipment of the MOJICO product. Advances received represent the balance of customer receipts prior to shipment. Upon shipment, the balance transfers into deferred revenue where it then is amortized into revenue.

         PROPERTY AND EQUIPMENT:

                  Property and equipment are stated at cost. Depreciation is computed using a declining-balance method at rates based on the estimated useful lives of the related assets. The estimated useful lives for leasehold improvements range from 3 to 15 years, which approximates the life of the leases, while that for equipment was 3 years. Maintenance and repairs, including minor renewals and betterment, are expensed as incurred.

         COMPUTER SOFTWARE:

                  The Company follows the guidance in Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 requires that entities capitalize certain internal-use software costs once certain criteria are met. Under SOP 98-1, overhead, general and administrative and training costs are not capitalized. Capitalized software costs are being amortized on a straight-line basis principally over 3 years.

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         IMPAIRMENT OF LONG-LIVED ASSETS:

                  In accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

         REVENUE RECOGNITION AND DEFERRED COSTS:

                  Revenue from MOJICO product sales is recognized over the weighted average customer relationship period of three years. Revenue from sales of annual online subscription services to Pan Pacific Online in recognized over one year. The revenue and associated costs deferred for revenue recognition purposes are recorded as deferred revenue and deferred costs, respectively. Deferred costs are comprised of costs of the MOJICO hardware and distributors incentive commissions. Deferred costs are directly related to deferred revenues. Deferred costs are amortized into income over the weighted average customer relationship period of three years or the online subscription period of one year, as applicable.

                  Revenue from other on-line services provided through Pan Pacific Online Services is recognized upon the delivery of underlying products, including Kamome brand products, or services. We also generate commissions from ticket sales to tours, events and concerts which our Pan Pacific Online subscribers can purchase through the Pan Pacific Online network.

                  In connection with its initial filing of form 10 and discussions of issues with the Staff of the Securities and Exchanges Commission, the Company changed its accounting for the period of recognition of deferred revenue for product and related services and related costs to a three year period. The previously filed Form 10 is being amended along with the form 10-Q for the nine months ended December 31, 2002. Inasmuch as this change was made in connection with an initial registration of the Company's securities, the financial statements for all prior periods have been retroactively revised in accordance with the special exemption for an initial public distribution in Accounting Principles Board Opinion No. 20.

         NET INCOME PER SHARE:

                  Basic net income per share ("EPS") is computed based upon the average number of shares of common stock outstanding during each period and diluted EPS assumes the dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock.

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         STOCK-BASED COMPENSATION:

                  The Company accounts for its stock-based employee compensation plan using the intrinsic value method prescribed by Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and provides pro forma disclosures of net income and net income per share as if the fair value method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, had been applied in measuring compensation expense.

         RESEARCH AND DEVELOPMENT EXPENSE:

                  Research and development costs are charged to expense when incurred. Research and development expenses included in cost of sales for the years ended March 31, 2002, 2001 and 2000 approximated $1,543,861, $1,239,258 and $ 2,369,530, respectively.

         SHIPPING AND HANDLING COSTS:

                  Shipping and handling costs are included in selling, general and administrative expenses. The amount of shipping and handling costs for the fiscal years ended March 31, 2002, 2001 and 2000 approximated $1,086,102, $916,200 and $968,641, respectively.

         ADVERTISING COSTS:

                  Advertising costs are expensed as incurred. Advertising expenses for the years ended March 31, 2002, 2001 and 2000 amounted to $29,150, $485,212 and $2,659,050, respectively.

         OPERATING LEASES:

                  The Company leases two office facilities in Tokyo, Japan from its parent company under six month cancelable operating leases expiring through March 2004. Rental expense approximated $822,000, $866,000 and $835,000 for the years ended March 31,
                  2002, 2001 and 2000, respectively.

         INCOME TAXES:

                  Income taxes are provided based on the asset and liability method of accounting pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at year-end. These deferred taxes are measured by applying currently enacted tax laws.

         COMPREHENSIVE INCOME:

                  Comprehensive income for the Company for the years ended March 31, 2002, 2001 and 2000 was primarily from the effects of foreign currency translation adjustments.

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

                  In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write downs may be necessary. The Company adopted SFAS No. 141 on July 1, 2001 with no material impact to the Company's financial position or results of operations.

                  In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company implemented SFAS No. 142 on April 1, 2001 with no material impact to the Company's financial position or results of operations.

                  In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

                  accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit OR Disposal Activities". This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations. In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                  In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. Interpretation 46 changes the criteria by which one company includes another entity in its financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(2)      PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following:

                                                                 Year ended            Year ended
                                                               March 31, 2002        March 31, 2001
                                                              ----------------      ----------------
                Leasehold improvements                        $       294,476       $       296,786
                Office equipment                                    2,708,545             3,484,541
                Software costs                                     17,642,168            16,684,789
                                                              ----------------      ----------------

                                                                   20,645,189            20,466,116
                Less: accumulated depreciation
                    and amortization                               13,717,338            12,973,253
                                                              ----------------      ----------------

                          Property and equipment, net         $     6,927,851       $     7,492,863
                                                              ================      ================

         Depreciation and amortization of property and equipment totaled $2,704,124, $5,137,666 and $4,434,906 for the years ended March 31,
         2002, 2001 and 2000, respectively.

         In August 2000, the Company commenced the development of an integrated information system to manage inventory, sales, on-line services and distributor accounts, and incentive calculation. The development work is being executed by outside vendors. The capitalized software associated with this integrated information system for the years ended March 31, 2002 and 2001 was $2,766,424 and $3,614,975, respectively. As of March 31, 2002, the balance of capitalized software, net, included the software cost under development associated with this project in the amount of $5,066,310.

(3)      LINE OF CREDIT:

         On March 31, 2002, the Company had a $2,262,000 (unaudited) line of credit with its bank which accrues interest at Japan's market rate There were no outstanding balances as of March 31, 2002 or 2001.

(4)      INCOME TAXES:

         Income taxes imposed by the national, prefecture and municipal governments of Japan resulted in a normal statutory tax rate of approximately 42.1%. Under Japanese tax law, the tax provision encompasses only the operations of the Company's Japanese operating subsidiary, AJOL, as a stand alone entity apart from the operations of the Company's Japanese parent Forval Corporation ("Forval").

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(4)      INCOME TAXES, CONTINUED:

         A reconciliation between the statutory tax rate and the effective income tax rate is as follows:

                                                     Year ended          Year ended          Year ended
                                                   March 31, 2002      March 31, 2001      March 31, 2000
                                                   --------------      --------------      --------------

                Normal statutory tax rate                    42.1%              42.1%               42.1%
                Entertainment and other non-
                  deductible expenses                        15.3                6.8                 3.0
                Other                                        (0.1)              (0.0)               (0.1)
                                                      ------------       ------------        ------------

                Effective tax rate                           57.3%              48.9%               45.0%
                                                      ============       ============        ============

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

                                                                    Year ended             Year ended
                                                                  March 31, 2002         March 31, 2001
                                                                  --------------         --------------
                Deferred tax assets:
                  Deferred Revenue                            $       61,946,415       $    67,223,326
                  Deferred Costs                                     (46,787,984)          (49,922,334)
                  Excess of accrued bonus                                108,321                63,796
                  Reserve for product return                             115,333               150,603
                  Resort membership admission fees                       177,883               193,863
                  Accrued compensated absences                           124,035               104,946
                  Excess depreciation and amortization                   586,606               726,323
                  Inventory write-down                                   338,136                     -
                  Other                                                  140,685               182,284
                                                              -------------------     -----------------

                          Total deferred tax assets           $       16,749,430      $     18,722,807
                                                              ===================     =================

         Management believes that it is more likely than not that all of the deferred tax assets will be realized through future earnings and/or tax planning. Accordingly, no valuation allowance was recorded as of March 31, 2002, 2001 and 2000.

(5)      RELATED PARTY:

         In April 1995, AJOL entered into an agreement to act as an exclusive sales agent of MOJICO with Forval. In the normal course of business, the Company purchased MOJICO products, which were manufactured by Funai Denki ("Funai") (a shareholder of the Company), from Forval and made royalty payments based upon the aforementioned agreement. In March 2002, Funai sold all its shares to an unrelated party.

         In March 2000, the Company purchased the patent rights relating to MOJICO from Forval for $252,455 and the aforementioned license agreement was revoked. In March 2001, the Company entered into a contract to purchase MOJICO directly from Funai.

                                   PPOL, INC.

                    YEARS ENDED MARCH 31, 2002, 2001 AND 2000

(5)      RELATED PARTY, CONTINUED:

         The Company also leases its office space from Forval. The following summarize amounts due from or to Forval and Funai and related transaction amounts:

                                                              Year ended          Year ended          Year ended
                                                            March 31, 2002      March 31, 2001      March 31, 2000
                                                            --------------      --------------      --------------
                Due from Forval:
                  Accounts receivable                       $             -    $         7,811     $        13,473
                  Lease deposit                                     540,246          1,145,820           1,948,400

                Due from Funai - advance payment                  1,987,008          3,082,459                   -

                Due to Forval - accounts payable                     69,645            106,045             163,179

                Transactions with Forval:
                  Sales                                               8,235             53,499              97,493
                  Purchases                                               -         17,207,311          18,059,008
                  Royalty expenses                                        -                              1,704,069
                  Rental expenses                                   717,387            810,823             807,458
                  Purchase of fixed assets                                -             81,584             286,329
                  Interest expense                                        -                  -              38,247
                  Other                                                   -              1,738               7,673

                Transactions with Funai:
                  Purchases                                      13,978,218          2,532,106                   -
                  Other                                             283,091                  -                   -


(6)      RESTATEMENT OF PRIOR FINANCIAL INFORMATION

The Company had conducted an internal review of its revenue recognition policies under the direction of the Company's Chief Financial Officer. The Company sells the MOJICO hardware for approximately $2,900 per unit and simultaneously charges admission fees of approximately $150 to customers which afford them the right to be a distributor for one year. As a result of the review, the Company noted that customers renew and remain distributors with the Company for an average of 3 years in total. As such, the Company has revised its revenue recognition policy on sales of MOJICO units. Revenues and related costs of MOJICO units are now deferred and recognized over 3 years. The Company previously recognized revenue from MOJICO sales over a period of 3 months. Therefore, in connection with this internal review, the financial results for each of the years ended March 31, 2002, 2001 and 2000 are being restated. Additionally, the company has restated the three and nine months ended December 31, 2002 and 2001, the three and six months ended September 30, 2002 and 2001 and the three months ended June 30, 2002. The total impact of the adjustments as of March 31, 2002, 2001 and 2000 and for the years then ended is as follows:

                                                       March 31, 2002                               March 31, 2001
                                                       --------------                               --------------
                                        Restated         Original        Change         Restated        Original          Change
                                                                        increase                                         increase
                                                                       (decrease)                                       (decrease)
                                      --------------  --------------  --------------  --------------  --------------  --------------
Deferred costs - current              $  63,790,686   $  12,332,908   $  51,457,778   $  68,307,692   $  10,218,945      58,088,747
Deferred costs - long term               48,323,407              --      48,323,407      51,447,074              --      51,447,074
Deferred income taxes- current           10,055,692       2,591,742       7,463,950      10,583,524       2,111,153       8,472,371
Deferred income taxes - long term         6,693,738         764,489       5,929,249       8,139,283         920,186       7,219,097
Total assets                            154,783,604      41,609,222     113,174,382     166,272,265      41,044,975     125,227,290
                                      ==============  ==============  ==============  ==============  ==============  ==============

Other current liabilities             $   1,624,743   $   1,899,017   $    (274,274)      1,220,540       1,578,701        (358,161)
Deferred revenues - current              86,013,083      16,530,850      69,482,233      92,641,792      14,046,567      78,595,225
Deferred revenues - long term            62,423,884              --      62,423,884      68,614,965              --      68,614,965
Total liabilities                       166,594,461      34,962,618     131,631,843     181,728,664      34,876,633     146,852,031
Total other comprehensive
  income (loss)                           6,538,859      (1,762,118)      8,300,977       4,965,123      (1,575,995)      6,541,118
Retained earnings (accumulated
  deficit)                              (21,759,416)      4,999,022     (26,758,438)    (23,831,222)      4,334,637     (28,165,859)
Total shareholders' equity
  (deficit)                             (11,810,857)      6,646,604     (18,457,461)    (15,456,399)      6,168,342     (21,624,741)
Total liabilities and
  shareholders' equity (deficit)        154,783,604      41,609,222     113,174,382     166,272,265      41,044,975     125,227,290
                                      ==============  ==============  ==============  ==============  ==============  ==============

                                                                                           Year Ended March 31:
                               ------------------------------------------------------------------------------------------------
                                                    2002                                           2001
                               -----------------------------------------------  -----------------------------------------------
                                 Restated         Original          Change        Restated        Original            Change
                                                                   increase                                          increase
                                                                  (decrease)                                        (decrease)
                               --------------  --------------   --------------  --------------   --------------   -------------
Product sales and
  network services             $ 116,375,620   $ 108,404,000    $   7,971,620   $ 129,251,997    $ 129,625,356    $    (373,359)
Cost of sales                     29,943,101      29,924,292           18,809      34,663,611       32,093,162        2,570,449
Distributor incentives            68,694,708      64,447,604        4,247,104      75,435,194       76,421,542         (986,348)
Operating income                   7,918,613       4,212,905        3,705,708       4,938,736        6,896,198       (1,957,462)
Income before income taxes         7,874,371       4,168,679        3,705,692       5,252,170        7,209,623       (1,957,453)
Income taxes - deferred            1,973,377        (324,894)       2,298,271       3,183,755          562,621        2,621,134
Net income (loss)                  2,997,017       1,589,596        1,407,421      (1,564,934)       3,013,653       (4,578,587)
Cummulative foreign
  currency translation             1,573,736        (186,123)       1,759,859       7,689,322         (501,506)       8,190,828
Comprehensive Income           $   4,570,753   $   1,403,473    $   3,167,280   $   6,124,388    $   2,512,147    $   3,612,241

                                          Year Ended March 31,
                             ------------------------------------------------
                                                  2000
                             ------------------------------------------------
                               Restated          Original          Change
                                                                  increase
                                                                 (decrease)
                             --------------   --------------   --------------
Product sales and
  network services           $ 134,109,566    $ 138,854,650    $  (4,745,084)
Cost of sales                   39,284,718       34,535,423        4,749,295
Distributor incentives          77,302,394       81,248,805       (3,946,411)
Operating income                 1,915,472        7,464,344       (5,548,872)
Income before income taxes       1,968,848        7,517,720       (5,548,872)
Income taxes - deferred         (4,565,437)        (198,234)      (4,367,203)
Net income (loss)                3,717,883        4,899,552       (1,181,669)
Cummulative foreign
  currency translation          (2,724,199)      (1,074,489)      (1,649,710)
Comprehensive Income         $     993,684    $   3,825,063    $  (2,831,379)


The changes noted above are entirely attributable to revenue recognition and associated deferral of costs of product sales and network service revenues as discussed above. The restatement resulted in an increase in earnings per share of $0.09 (from $0.09 to $0.18) for the year ended March 31, 2002, a decrease in earnings per share of $0.27 (from earnings per share of $0.18 to net loss per share of $0.09) for the year ended March 31, 2001 and a decrease in earnings per share of $0.07 (from $0.29 to $0.22) for the year ended March 31, 2000. The financial results presented in this report reflect the restatement of the Company's financial results. Based on the substantial work done to date, the Company does not expect any further restatements as a result of its internal review.

                                   PPOL, INC.

                  CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                SIX MONTHS ENDED
                           SEPTEMBER 30, 2002 AND 2001

                                    CONTENTS

                                                                        Page
                                                                        ----

CONSOLIDATED FINANCIAL STATEMENTS:
  Consolidated Balance Sheets                                           F-17
  Consolidated Statements of Income and Comprehensive Income            F-18
  Consolidated Statements of Cash Flows                                 F-19
  Notes to Consolidated Financial Statements                         F-20 - F-25

                                   PPOL, INC.

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS
                                                                   September 30,
                                                                        2002
                                                                        ----
                                                                    (Unaudited)
                                                                     (Restated)

CURRENT ASSETS:
  Cash and cash equivalents                                       $  14,094,433
  Trade accounts receivable, net of allowance for
    doubtful accounts of $1,125                                         754,222
  Merchandise inventories                                             2,331,409
  Advance payments                                                    3,521,635
    Deferred income taxes                                            10,371,505
  Prepaid expenses and other                                            442,377
                                                                  --------------

          Total current assets                                       31,515,581

  PROPERTY AND EQUIPMENT, net                                         6,809,078
  DEFERRED COST                                                     121,567,696
  DEFERRED INCOME TAXES                                               7,099,337
  LEASE DEPOSITS WITH RELATED PARTIES                                   588,549
  OTHER ASSETS                                                          956,609
                                                                  --------------

                                                                  $ 168,536,850
                                                                  ==============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including related parties                     $  11,515,835
  Advances received                                                   6,470,990
  Income taxes payable                                                1,498,400
  Other current liabilities                                           1,323,951
                                                                  --------------

          Total current liabilities                                  20,809,176
                                                                  --------------

  Deferred revenue                                                  159,558,837
                                                                  --------------

SHAREHOLDERS' DEFICIT:
  Common stock; $0.001 par value; 100,000,000 shares
   authorized; 17,994,920 shares issued and outstanding                  17,995
  Additional paid-in capital                                          3,367,157
  Total other comprehensive income                                    4,011,243
  Accumulated Deficit                                               (19,227,558)
                                                                  --------------

          Total shareholders' deficit                               (11,831,163)
                                                                  --------------

                                                                  $ 168,536,850
                                                                  ==============
See accompanying notes to financial statements.

                                   PPOL, INC.

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                                            Six months ended    Six months ended
                                              September 30,       September 30,
                                                   2002               2001
                                              -------------      -------------
                                               (Unaudited)        (Unaudited)
                                                (Restated)         (Restated)

NET REVENUE:
  Product sales and network services          $ 59,245,267       $ 59,299,799
  Other on-line services                         8,215,354          6,528,159
                                              -------------      -------------

          Total                                 67,460,621         65,827,958
                                              -------------      -------------

COSTS AND EXPENSES:
  Cost of sales                                 15,065,420         15,184,404
  Distributor incentives                        35,299,136         34,897,779
  Selling, general and administrative
    expenses                                    12,869,241         10,971,314
                                              -------------      -------------

          Total costs and expenses              63,233,797         61,053,497
                                              -------------      -------------

OPERATING INCOME                                 4,226,824          4,774,461

OTHER INCOME (EXPENSE), net                         15,513            (40,606)
                                              -------------      -------------

INCOME BEFORE INCOME TAXES                       4,242,337          4,733,855
                                              -------------      -------------

INCOME TAXES:
  Current                                        1,484,621          1,385,700
  Deferred                                        (721,412)            11,367
                                              -------------      -------------

          Total income taxes                       763,209          1,397,067
                                              -------------      -------------

NET INCOME                                       3,479,128          3,336,788

OTHER COMPREHENSIVE LOSS -
  cumulative foreign currency translation       (2,527,616)        (1,790,053)
                                              -------------      -------------

COMPREHENSIVE INCOME                          $    951,512       $  1,546,735
                                              =============      =============

NET INCOME PER COMMON SHARE,
  Basic and diluted                           $       0.20       $       0.20
                                              =============      =============

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED               17,323,839         17,095,174
                                              =============      =============

See accompanying notes to financial statements.


                                             PPOL, INC.

                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  Six months ended    Six months ended
                                                                    September 30,       September 30,
                                                                         2002               2001
                                                                    -------------      -------------
                                                                     (Unaudited)        (Unaudited)
                                                                      (Restated)         (Restated)

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net income                                                        $  3,479,128       $  3,336,788
                                                                    -------------      -------------

  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
      Depreciation and amortization                                      918,522          1,349,822
      Loss on sales/disposal of property and equipment                     1,058             79,936
      Deferred income taxes                                             (721,412)            11,367
      Loss on write-off of deposits                                       85,448                  0
      Other                                                              (24,548)                 0

  CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:
      Trade accounts receivables                                       1,832,350                (57)
      Merchandise inventories                                         (1,146,802)           547,659
      Advance payments to related parties                             (1,343,763)         1,654,009
      Deferred costs                                                     564,897          5,085,951
      Prepaid expenses and other                                         (55,909)             6,319

    INCREASE (DECREASE) IN LIABILITIES:
      Accounts payable, including related parties                     (2,330,635)        (3,371,710)
      Advances received                                                3,881,372         (1,026,095)
      Deferred revenue                                                (2,128,857)        (8,165,754)
      Income taxes payable                                               (89,890)          (576,362)
      Other current liabilities                                         (441,710)           256,901
                                                                    -------------      -------------

          Total adjustments                                             (999,879)        (4,148,014)
                                                                    -------------      -------------

          Net cash provided by (used for) operating activities         2,479,249           (811,226)
                                                                    -------------      -------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
      Purchase of property and equipment                                (487,245)        (2,638,649)
      Net decrease in lease deposits                                           0            121,924
      Other assets                                                       (50,314)           (28,834)
                                                                    -------------      -------------

           Net cash used for investing activities                       (537,559)        (2,545,559)
                                                                    -------------      -------------

CASH FLOWS USED FOR FINANCING ACTIVITIES -
           Dividends paid                                               (947,270)          (946,642)
                                                                    -------------      -------------

EFFECTS OF EXCHANGE RATE                                               1,383,120            643,562
                                                                    -------------      -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   2,377,540         (3,659,865)
CASH AND CASH EQUIVALENTS, beginning of period                        11,716,893         10,914,661
                                                                    -------------      -------------

CASH AND CASH EQUIVALENTS, end of period                            $ 14,094,433       $  7,254,796
                                                                    =============      =============

SUPPLEMENTAL CASH FLOW INFORMATION -
      Income taxes paid                                             $          0       $  1,962,057
                                                                    =============      =============

      Interest paid                                                 $      1,765       $      2,410
                                                                    =============      =============

See accompanying notes to financial statements.

                                   PPOL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  SIX MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION:

                  The financial statements have been prepared by PPOL, Inc. (the "Company"), pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and footnotes for the years ended March 31, 2002, 2001 and 2000 included in the Company's Form 10.

                  The accompanying consolidated balance sheet as of September 30, 2002 and the consolidated statements of income and comprehensive income and cash flows for the six months ended September 30, 2002 and 2001 are unaudited. In the opinion of management, such interim financial statements reflect all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, results of operations, and cash flows for the interim periods presented. The results of the six months ended September 30, 2002 are not necessarily indicative of the results to be expected for the full fiscal year ending March 31, 2003.

         ORGANIZATION:

                  PPOL, Inc. ("PPOL") (formerly Diversified Strategies, Inc.), incorporated on May 19, 1993 in California, is primarily engaged in sales of multi-functional telecommunications equipment called MOJICO. The Company distributes MOJICO throughout Japan through a network marketing system. The Company has a network of registered distributors located throughout Japan that introduce purchasers to the Company. The Company operates in one operating segment.

                  Using MOJICO, the Company provides original telecommunication services called "Pan Pacific Online," including MOJICO bulletin board and mail services. The Company also provides various other on-line services through Pan Pacific Online such as ticket and mail-order services. These sales and services are provided in Japan. For the six months ended September 30, 2002, revenues from MOJICO hardware totaled $52,360,236, revenues from Pan Pacific On-Line subscriptions totaled $6,885,031 and revenues from other on-line services totaled $8,215,354.

                  On August 15, 2002, the Company amended its articles of incorporation to increase its authorized shares of common stock from 10,000,000 to 100,000,000, change its name to PPOL, Inc. and effected a 1 for 7 reverse stock split. All share data presented in these financial statements reflect the reverse stock split.

                                   PPOL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  SIX MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.):

                  Effective April 1, 2002, AJOL Co., Ltd ("AJOL") was acquired by PPOL in a transaction accounted for as a reverse merger. The Company, upon closing of the transaction on August 15, 2002, issued 899,746 shares (post split) of its common stock for all of the issued and outstanding common stock of AJOL. These shares were added into the outstanding shares of the Company on the date of the transaction, August 15, 2002; accordingly, they will then be included in the total common shares outstanding thereafter. For legal purposes, PPOL is the acquirer. For accounting purposes, AJOL has been treated as the acquirer and, accordingly, AJOL is presented as the continuing entity and the historical financial statements are those of AJOL. Prior to the reverse merger, PPOL had no business activity. Thus, pro-forma information as though PPOL and AJOL had been combined for all periods has not been provided. AJOL and PPOL are collectively referred to as the "Company."

         PRINCIPLES OF CONSOLIDATION:

                  The consolidated financial statements include accounts of PPOL and its wholly owned subsidiary, AJOL. All significant intercompany balances and transactions have been eliminated upon consolidation.

         CONCENTRATION OF CREDIT RISK:

                  Financial instruments that potentially subject the Company to concentration of credit risk consist of trade receivables and cash and cash equivalents. The Company collects the significant portion of payments from the ultimate customers through major credit card and loan companies. One credit company comprised 51.2% (unaudited) of accounts receivable at September 30, 2002. The Company maintains cash deposits with major banks. The Company periodically assesses the financial conditions of the institutions and believes that the risk of any loss is minimal.

         RESEARCH AND DEVELOPMENT EXPENSE:

                  Research and development costs are charged to expense when incurred. Research and development expenses included in cost of sales for the six months ended September 30, 2002 and 2001 approximated $613,734 (unaudited) and $741,151 (unaudited), respectively.

         ADVERTISING COSTS:

                  Advertising costs are expensed as incurred. Advertising expenses for the six months ended September 30, 2002 and 2001 approximated $5,101 (unaudited) and $2,033 (unaudited), respectively.

                                   PPOL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  SIX MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

(2)      PROPERTY AND EQUIPMENT:

         Property and equipment consisted of the following:

                                                               September 30,
                                                                   2002
                                                                   ----
                                                               (Unaudited)

          Leasehold improvements                              $    320,796
          Office equipment                                       2,940,841
          Software costs                                        19,406,179
                                                              -------------

                                                                22,667,816
          Less accumulated depreciation and amortization       (15,858,738)
                                                              -------------

                    Property and equipment, net               $  6,809,078
                                                              =============

         Depreciation and amortization of property and equipment totaled $918,522 (unaudited) and $1,349,822 for the six months ended September 30, 2002 and 2001, respectively.

         In August 2000, the Company commenced the development of an integrated information system to manage inventory, sales, on-line services and distributor accounts, and incentive calculation. The development work is being executed by outside vendors. The capitalized software associated with this integrated information system for the six-month period ended September 30, 2002 was $273,800 (unaudited). In September 2002, this integrated system was placed in service.

(3)      LINE OF CREDIT:

         On September 30, 2002, the Company had a $2,464,400 (unaudited) line of credit with its bank, which accrues interest at Japan's market rate. There were no outstanding balances as of September 30, 2002.

(4)      ACCUMULATED DEFICIT:

         The following provides a reconciliation of Accumulated Deficit for the 6 months ended September 31, 2002:

                Accumulated deficit, March 31, 2002               $ (21,759,416)
                Net income for the six months ended
                  September 30, 2002                                  3,479,128

                Dividends paid                                         (947,270)
                                                                  --------------

                         Accumulated Deficit, September 30, 2002  $ (19,227,558)
                                                                  ==============

                                   PPOL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  SIX MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

(5)      INCOME TAXES:

         Income taxes imposed by the national, prefecture and municipal governments of Japan resulted in a normal statutory tax rate of approximately 42.1%. Under Japanese tax law, the tax provision encompasses only the operations of the Company's Japanese operating subsidiary, AJOL, as a stand alone entity apart from the operations of the Company's Japanese parent Forval Corporation ("Forval").

         A reconciliation between the statutory tax rate and the effective income tax rate is as follows:

                                             Six months ended   Six months ended
                                               September 30,      September 30,
                                                    2002               2001
                                                    ----               ----
                                                (Unaudited)        (Unaudited)

                Normal statutory tax rate            42.1%              42.1%
                Entertainment and other non-
                  deductible expenses                 8.5               27.9
                                                ----------         ----------

                Effective tax rate                   50.6%              70.0%
                                                ==========         ==========

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

                                                               Six months ended
                                                                 September 30,
                                                                     2002
                                                                     ----
                                                                  (Unaudited)
                Deferred tax assets (liabilities):
                  Deferred Revenue                              $    66,726,362
                  Deferred Costs                                    (50,838,737)
                  Excess of accrued bonus                               229,768
                  Reserve for product return                             87,644
                  Resort membership admission fees                      225,915
                  Accrued compensated absences                          145,197
                  Excess depreciation and
                    Amortization                                        496,757
                  Inventory write-down                                  257,074
                  Other                                                 140,862
                                                                ----------------

                          Total net deferred tax assets         $    17,470,842
                                                                ================

         Management believes that it is more likely than not that all of the deferred tax assets will be realized through future earnings and/or tax planning. Accordingly, no valuation allowance was recorded as of September 30, 2002.

                                   PPOL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  SIX MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

(6)      RELATED PARTY:

         In March, 2002, Funai Electric Co. (Funai) liquidated its entire equity interest in AJOL. Accordingly, all purchases, subsequent to March 31, 2002 of MOJICO and related Advance payments and other transactions are not considered to be related party transactions.

         The Company also leases its office space from Forval. The following summarize amounts due from or to Forval and Funai and related transaction amounts:

                                                       Six months ended   Six months ended
                                                         September 30,      September 30,
                                                              2002               2001
                                                              ----               ----
                                                          (Unaudited)        (Unaudited)

                Due from Forval -
                  Lease deposit                           $   588,549        $ 1,059,923

                Due from Funai - Advance payment                  N/A          1,554,356

                Due to Forval - Accounts payable                    0              5,469

                Due to Funai - Accounts payable                   N/A            270,693

                Transactions with Forval:
                  Sales                                             0              2,737
                  Rental expenses                             364,262            367,002
                  Purchase of fixed assets                          0             32,702
                  Other                                         1,253              5,090

                Transactions with Funai:
                  Purchases                                       N/A          7,304,225
                  Other                                           N/A            149,332

         PPOL entered into separate agreements with Forval and Leo Global Fund, its two majority shareholders, to provide research on investment opportunities and market trends in the United States. The agreements specifically call for PPOL to provide research on: 1) US trends and products in the communications and information technology area, 2) the market for broadband services and related infrastructure and hardware in the US, 3) research of US market trends with respect to business and matters of interest to other subsidiaries of Forval, 4) formation of strategic alliances and partnerships with synergistic US businesses, 5) other related research on matters of interest to Forval, and 6) investment opportunities. There is no assurance that PPOL will receive such projects from Forval and Leo Global Fund in the future.

                                   PPOL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  SIX MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

(7)      SUBSEQUENT EVENT:

         The Company entered into a lease agreement for approximately 1,793 square feet of office space in Orange, California for a term of 24 months from October 1, 2002 through September 30, 2004. The lease calls for an initial annual base rent of approximately $39,800 with a 2.7% increase after the first 12 months. Additionally, the Company is responsible for a portion of the building's common area expenses.

(8)      COMMITMENTS:

         The Company is obligated to purchase fractional shares of its outstanding common stock that resulted from the reverse stock split at a price equal to the opening bid price of the Company's shares upon such shares becoming listed on the National Association of Securities Dealers' OTC Bulletin Board. While the amount of the repurchase is unknown at the present time, management does not believe it will have a material impact on the Company's financial position or results of operations.

         AJOL has entered into employment agreements with two executives, each for the term beginning July 1, 2002 through June 30, 2003. Each agreement provides for annual compensation of $100,000 per year. The agreements also provide for business travel per diem expenses of $100 per day. Each of the agreements provides for services to AJOL in the areas of sales, operations, administration, finance, manufacturing, logistics, distribution, recruiting, research and development and such other responsibilities assigned to each of these individuals by AJOL.

         Additionally, AJOL has employment agreements with three other executives, each for the term beginning April 1, 2002 through March 31, 2003. The agreements provide for annual compensation ranging between approximately $42,500 and 44,500 per year. These agreements also provide for business travel per diem expenses of $42 per day. Each of these three executives may also receive a bonus twice a year based on monthly compensation of one to three months. The bonus is discretionary and may be paid, if at all, based upon AJOL's results of operations. Each of these three executives has responsibilities in the areas of sales, operations, administration, finance, manufacturing, logistics, distribution, recruiting, research and development and such other responsibilities assigned to each of these individuals by AJOL.


(9)      RESTATEMENT OF PRIOR FINANCIAL INFORMATION

The Company had conducted an internal review of its revenue recognition policies under the direction of the Company's Chief Financial Officer. The Company sells the MOJICO hardware for approximately $2,900 per unit and simultaneously charges admission fees of approximately $150 to customers which afford them the right to be a distributor for one year. As a result of the review, the Company noted that customers renew and remain distributors with the Company for an average of 3 years in total. As such, the Company has revised its revenue recognition policy on sales of MOJICO units. Revenues and related costs of MOJICO units are now deferred and recognized over 3 years. The Company previously recognized revenue from MOJICO sales over a period of 3 months. Therefore, in connection with this internal review, the financial results for each of the years ended March 31, 2002, 2001 and 2000 are being restated. Additionally, the company has restated the three and nine months ended December 31, 2002 and 2001, the three and six months ended September 30, 2002 and 2001 and the three months ended June 30, 2002. The total impact of the adjustments as of September 30, 2002 and for the six months then ended are as follows:

                                                                   September 30, 2002
                                                       ------------------------------------------------
                                                         Restated          Original          Change
                                                                                            increase
                                                                                           (decrease)
                                                       --------------   --------------   --------------
Deferred costs - current                               $  68,337,369    $   9,834,153    $  58,503,216
Deferred costs - long term                                53,230,327               --       53,230,327
Deferred income taxes- current                            10,371,505        2,607,348        7,764,157
Deferred income taxes - long term                          7,099,337          722,672        6,376,665
Total assets                                             168,536,850       42,662,485      125,874,365
                                                       ==============   ==============   ==============

Other current liabilities                              $   1,323,951    $   1,532,376    $    (208,425)
Deferred revenues - current                               91,164,006       13,988,262       77,175,744
Deferred revenues - long term                             68,394,831               --       68,394,831
Total liabilities                                        180,368,013       35,005,863      145,362,150
Total other comprehensive income (loss)                    4,011,243       (1,450,871)       5,462,114
Retained earnings (accumulated deficit)                  (19,227,558)       5,722,341      (24,949,899)
Total shareholders' equity (deficit)                     (11,831,163)       7,656,622      (19,487,785)
Total liabilities and shareholders' equity (deficit)     168,536,850       42,662,485      125,874,365
                                                       ==============   ==============   ==============

                                                             Six Months Ended September 30:
                               --------------------------------------------------------------------------------------------
                                                   2002                                          2001
                               --------------------------------------------   ---------------------------------------------
                                 Restated        Original        Change        Restated        Original          Change
                                                                increase                                        increase
                                                               (decrease)                                      (decrease)
                               -------------   -------------  -------------   -------------   -------------   -------------
Product sales and
  network services             $ 59,245,267    $ 61,464,604   $ (2,219,337)   $ 59,299,799    $ 53,527,483    $  5,772,316
Cost of sales                    15,065,420      15,727,035       (661,615)     15,184,404      14,941,715         242,689
Distributor incentives           35,299,136      37,549,511     (2,250,375)     34,897,779      32,036,321       2,861,458
Operating income                  4,226,824       3,172,694      1,054,130       4,774,461       2,106,384       2,668,077
Income before income taxes        4,242,337       3,182,960      1,059,377       4,733,855       2,065,781       2,668,074
Income taxes - deferred            (721,412)         26,211       (747,623)         11,367        (299,058)        310,425
Net income (loss)                 3,479,128       1,672,128      1,807,000       3,336,788         979,143       2,357,645
Cummulative foreign
  currency translation           (2,527,616)        311,247     (2,838,863)     (1,790,053)        183,367      (1,973,420)
Comprehensive Income           $    951,512    $  1,983,375   $ (1,031,863)   $  1,546,735    $  1,162,510    $    384,225
                               =============   =============  =============   =============   =============   =============

The changes noted above are entirely attributable to revenue recognition and associated deferral of costs of product sales and network service revenues as discussed above. The restatement resulted in an increase in earnings per share of $0.10 (from $0.10 to $0.20) for the six months ended September 30, 2002 and an increase in earnings per share of $0.14 (from earnings per share of $0.06 to $0.20) for the six months ended September 30, 2001. The financial results presented in this report reflect the restatement of the Company's financial results. Based on the substantial work done to date, the Company does not expect any further restatements as a result of its internal review.

                                    CONTENTS

                                                                      PAGE

INDEPENDENT AUDITORS' REPORT                                          F-27

FINANCIAL STATEMENTS:
  Balance Sheets                                                      F-28
  Statements of Operations                                            F-29
  Statement of Stockholders' Deficiency                               F-30
  Statements of Cash Flows                                            F-31
  Notes to Financial Statements                                    F-32 - F-37

                           STONEFIELD JOSEPHSON, Inc.

Board of Directors
Diversified Strategies, Inc.

We have audited the accompanying balance sheets of Diversified Strategies, Inc., as of March 31, 2002 and September 30, 2001 and 2000, and the related statements of operations, stockholders' deficiency and cash flows for the six months ended March 31, 2002 and for the years ended September 30, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Strategies, Inc. as of March 31, 2002 and September 30, 2001 and 2000, and the results of its operations and its cash flows for the six months ended March 31, 2002 and for the years ended September 30, 2001, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown on the financial statements, the Company has no established source of revenues. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter is described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
August 27, 2002


                                         DIVERSIFIED STRATEGIES, INC.

                                                BALANCE SHEETS

                                                   ASSETS

                                                                   MARCH 31,           SEPTEMBER 30,
                                                                     2002           2001           2000
                                                                 ------------   ------------   ------------

Total assets                                                     $      --      $      --      $      --
                                                                 ===========    ===========    ===========

                                LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES -
  Accounts payable                                               $     5,046    $     5,046    $     3,925
  Due to stockholder                                                  19,502         14,469          8,876
                                                                 ------------   ------------   ------------

          Total current liabilities                                   24,548         19,515         12,801
                                                                 ------------   ------------   ------------

COMMITMENTS AND CONTINGENCIES, NOTE 2

STOCKHOLDERS' DEFICIENCY:
  Common stock; no par value, 100,000,000 shares
    authorized, 914,746, 914,746 and 777,792 shares
    issued and outstanding                                         1,600,042      1,600,042      1,504,127
  Common stock reserved for issuance; 0, 0 and
    136,955 shares                                                      --             --           95,915
  Accumulated deficit                                             (1,624,590)    (1,619,557)    (1,612,843)
                                                                 ------------   ------------   ------------

          Total stockholders' deficiency                             (24,548)       (19,515)       (12,801)
                                                                 ------------   ------------   ------------

                                                                 $      --      $      --      $      --
                                                                 ============   ============   ============

See accompanying notes to financial statements.


                                    DIVERSIFIED STRATEGIES, INC.

                                      STATEMENTS OF OPERATIONS

                                       SIX MONTHS
                                          ENDED      YEAR ENDED   YEAR ENDED   YEAR ENDED
                                         MARCH 31, SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                                           2002         2001         2000         1999
                                         --------     --------     --------     --------
REVENUES                                 $    --      $    --      $    --      $    --

GENERAL AND ADMINISTRATIVE EXPENSES        5,033        6,714        6,194        2,650
                                         --------     --------     --------     --------

NET LOSS                                 $(5,033)     $(6,714)     $(6,194)     $(2,650)
                                         ========     ========     ========     ========

NET LOSS PER COMMON SHARE,
  basic and diluted                      $    --      $    --      $    --      $    --
                                         ========     ========     ========     ========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING, basic and diluted              --           --           --           --
                                         ========     ========     ========     ========

See accompanying notes to financial statements.


                                         DIVERSIFIED STRATEGIES, INC.

                                     STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                                     COMMON STOCK
                                       COMMON STOCK             RESERVED FOR ISSUANCE                        TOTAL
                                       ------------             ---------------------     ACCUMULATED     STOCKHOLDERS'
                                   SHARES        AMOUNT        SHARES          AMOUNT       DEFICIT        DEFICIENCY
                                   ------        ------        ------          ------       -------        ----------
Balance at September 30, 1998       711,397     1,385,752       203,350        214,290     (1,602,692)        (2,650)

Issuance of common stock             66,395       118,375       (66,395)      (118,375)          --

Net loss                               --            --            --             --           (3,957)        (3,957)
                                ------------  ------------  ------------   ------------   ------------   ------------

September 30, 1999                  777,792     1,504,127       136,955         95,915     (1,606,649)        (6,607)

Issuance of common stock

Net loss                               --            --            --             --           (6,194)        (6,194)
                                ------------  ------------  ------------   ------------   ------------   ------------

Balance at September 30, 2000       777,792     1,504,127       136,955         95,915     (1,612,843)       (12,801)

Issuance of common stock            136,954        95,915      (136,955)       (95,915)          --             --

Net loss                               --            --            --             --           (6,714)        (6,714)
                                ------------  ------------  ------------   ------------   ------------   ------------

Balance at September 30, 2001       914,746     1,600,042          --             --       (1,619,557)       (19,515)

Net loss                               --            --            --             --           (5,033)        (5,033)
                                ------------  ------------  ------------   ------------   ------------   ------------

Balance at March 31, 2002           914,746   $ 1,600,042          --      $      --      $(1,624,590)   $   (24,548)
                                ============  ============  ============   ============   ============   ============

See accompanying notes to financial statements.


                                         DIVERSIFIED STRATEGIES, INC.

                                           STATEMENTS OF CASH FLOWS

                               INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                   SIX MONTHS
                                                      ENDED        YEAR ENDED       YEAR ENDED      YEAR ENDED
                                                    MARCH 31,     SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,
                                                      2002            2001            2000            1999
                                                    --------        --------        --------        --------
CASH FLOWS USED FOR OPERATING ACTIVITIES:
  Net loss                                          $(5,033)        $(6,714)        $(6,194)        $(3,957)
  Accounts payable                                     --             1,121           1,275            --
                                                    --------        --------        --------        --------

                                                     (5,033)         (5,593)         (4,919)         (3,957)
                                                    --------        --------        --------        --------

 CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from officers                              5,033           5,593           4,919           3,957
                                                    --------        --------        --------        --------

 NET INCREASE (DECREASE) IN CASH                       --              --              --              --
CASH AND CASH EQUIVALENTS, beginning of year           --              --              --              --
                                                    --------        --------        --------        --------

CASH AND CASH EQUIVALENTS, end of year              $  --           $  --           $  --           $   --
                                                    ========        ========        =========       =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                     $  --           $  --           $  --           $  --
                                                    ========        ========        =========       =========
  Income taxes paid                                 $  --           $  --           $  --           $  --
                                                    ========        ========        =========       =========

See accompanying notes to financial statements.

                          DIVERSIFIED STRATEGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       SIX MONTHS ENDED MARCH 31, 2002 AND
                  YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

           ORGANIZATION:

                     Diversified Strategies, Inc. ("the Company or DSI"), was incorporated on May 19, 1993 in California but was inactive until October 15, 1993. The Company was formed as the reorganized debtor of SelecTV of California, Inc. ("SelecTV") and Telstar Satellite Corporation of America ("Telstar"). Both companies filed petitions for relief under Chapter 11 of the Federal Bankruptcy laws on December 16, 1988 and March 17, 1989 for Telstar and SelecTV, respectively. Under the Joint Plan of Reorganization (the "Plan") filed by SelecTV and Telstar, confirmed and declared effective on November 20, 1992 and October 15, 1993, respectively, DSI acquired, in exchange for its common stock, preferred stock and warrants, certain assets of SelecTV and net proceeds from the liquidation of zero coupon bonds underlying certain revenue bonds previously issued by Telstar. Proceeds generated from the liquidation of the zero coupon bonds were first used to pay administrative expenses arising out of the SelecTV and Telstar Chapter 11 proceedings and certain tax claims against SelecTV. The aforementioned claims were assumed by the Company in accordance with the Plan.

           GOING CONCERN:

                     The Company's financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no established sources of revenues. This raises substantial doubt about the Company's ability to continue as a going concern unless the Company raise additional capital and establish a source of revenue. Management is currently attempting to acquire an operating subsidiary. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

           USE OF ESTIMATES:

                     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates And assumptions that affect certain reported amounts of Assets and liabilities and disclosure of contingent assets And liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           FAIR VALUE:

                     The Company's financial instruments consist principally of an amount due to a stockholder for which the carrying value approximates its fair value due to the short-term nature of this amount.

                          DIVERSIFIED STRATEGIES, INC.

                       SIX MONTHS ENDED MARCH 31, 2002 AND
                  YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

           COMPREHENSIVE LOSS:

                     Comprehensive loss consists of net loss only, and accordingly, a Statement of Comprehensive Loss is not presented.

           INCOME TAXES:

                     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

           NEW ACCOUNTING PRONOUNCEMENTS:

                     In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The adoption did not have a material impact to the Company's financial position or results of operations, since the Company has not participated in such activities covered under this pronouncement after the effective date.

                     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after September 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                          DIVERSIFIED STRATEGIES, INC.

                       SIX MONTHS ENDED MARCH 31, 2002 AND
                  YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

           NEW ACCOUNTING PRONOUNCEMENTS, CONTINUED:

                     In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after September 15, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                     In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                          DIVERSIFIED STRATEGIES, INC.

                       SIX MONTHS ENDED MARCH 31, 2002 AND
                  YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

(2) COMMITMENTS AND CONTINGENCIES:

           During the year ended September 30, 1996, the Company entered into an agreement with the Internal Revenue Service for payment of delinquent tax payments. The agreement stipulated that the Company would place 6,502 shares of its common stock in a trust account for which the Chairman of the Company would be the trustee. The trust shares would be sold in the market and the funds used to pay the delinquent taxes. As of March 31, 2002, the shares of common stock have not been sold and the delinquent taxes have not been extinguished.

(3) SHAREHOLDERS' EQUITY:

           PREFERRED STOCK

           The Company's Board of Directors (the "Board") has authority, without action by the shareholders, to issue preferred stock from time to time in series having such designated preferences, rights, qualifications and limitations as the Board may determine.

(4) INCOME TAXES:

           The components of the provision for income taxes is as follows:

                                                                                          SEPTEMBER 30,
                                                       March 31,       ---------------------------------------------------
                                                         2002               2001               2000               1999
                                                   ----------------    --------------     --------------   ---------------
           Current tax expense:
             U.S. Federal                          $              -    $            -     $            -   $             -
             State and local                                      -                 -                  -                 -
                                                   ----------------    --------------     --------------   ---------------

                     Total current                                -                 -                  -                 -
                                                   ----------------    --------------     --------------   ---------------

           Deferred tax expense:
             U.S. Federal                                         -                 -                  -                 -
             State and local                                      -                 -                  -                 -
                                                   ----------------    --------------     --------------   ---------------

                     Total deferred                               -                 -                  -                 -
                                                   ----------------    --------------     --------------   ---------------

                     Total tax provision from
                       continuing operations       $              -    $            -     $            -   $             -
                                                   ================    ==============     ==============   ===============

                          DIVERSIFIED STRATEGIES, INC.

                       SIX MONTHS ENDED MARCH 31, 2002 AND
                  YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

(4) INCOME TAXES, CONTINUED:

           The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

                                                                                      SEPTEMBER 30,
                                                     March 31,        --------------------------------------------------
                                                      2002               2001                2000               1999
                                                  -----------         -----------        -----------        ------------
           Federal income tax rate                    (34.0)%             (34.0)%            (34.0)%             (34.0)%
           Effect of valuation allowance               34.0                34.0               34.0                34.0
                                                  -----------         -----------        -----------        ------------

                     Total income tax rate              0.0%                0.0%               0.0%                0.0%
                                                  ===========         ===========        ===========        ============

           At March 31, 2002, the Company had net carryforward losses of approximately $1,050,000. A valuation allowance equal to the tax benefit for deferred taxes has been established due to the uncertainty of realizing the benefit of the tax carryforward.

           Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at September 30 are as follows:

                                                                                           SEPTEMBER 30,
                                                     March 31,        ------------------------------------------------------
                                                       2002                 2001                2000               1999
                                                  ---------------     -----------------    ----------------   --------------
           Deferred tax assets:
             Loss carryforwards                   $      367,000      $        367,000     $       367,000    $     367,000
             Less valuation allowance                   (367,000)             (367,000)           (367,000)        (367,000)
                                                  ---------------     -----------------    ----------------   --------------

                     Net deferred tax assets      $            -      $              -     $             -    $           -
                                                  ===============     =================    ================   ==============

           Net operating loss carryforwards expire in 2009 through 2011.

           As of the date of the Plan, certain federal tax disputes were pending related to SelecTV and Telstar. The Board of the Company authorized management to negotiate a settlement with the Internal Revenue Service ("IRS") on behalf of SelecTV and Telstar in order to resolve the dispute although the Company did not assume any tax liabilities of these entities as part of the Plan. In connection with a settlement with the IRS, the Company agreed to pay the IRS $35,000 in cash and issue to the IRS approximately 50,000 shares of common stock as full payment for the tax disputes. 45,517 shares of stock were subsequently issued (see Note 2).

                          DIVERSIFIED STRATEGIES, INC.

                       SIX MONTHS ENDED MARCH 31, 2002 AND
                  YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999

(5) SUBSEQUENT EVENTS:

           MERGER

           On August 15, 2002, the Company entered into an agreement which was effective April 1, 2002, to acquire 100% (7,000 shares) of the outstanding common stock of AJOL Co, Ltd for 17,095,174 shares of the Company's common stock.

           COMMON STOCK

           The Company has issued 13,571 and cancelled 28,571 shares of its common stock.

           On August 15, 2002, the Company amended its articles of incorporation to increase its authorized shares of common stock from 10,000,000 to 100,000,000, to change its name to PPOL, Inc. and to effect a 1 to 7 reverse stock split. All share data presented in these financial statements have been affected for the reverse stock split.